UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900
April 8, 2026

Dear Shareholders:
You are cordially invited to attend the 2026 annual meeting of shareholders ("2026 Annual Meeting") of Telephone and Data Systems, Inc. ("TDS" or the "Company") on Thursday, May 21, 2026, at 9:00 a.m., Central Time, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois.
The formal Notice of the 2026 Annual Meeting of Shareholders and Proxy Statement ("2026 Proxy Statement") of our Board of Directors is attached. Also enclosed is our 2025 Annual Report to Shareholders ("2025 Annual Report"). At our 2026 Annual Meeting, shareholders are being asked to take the following actions:
1.     elect the director nominees named in the attached 2026 Proxy Statement;
2.     ratify the selection of independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.     approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers (the "Charter Amendment"); and
4.     approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2026 Proxy Statement (commonly known as "Say-on-Pay").
Your Board of Directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Charter Amendment, and "FOR" approval of the Say-on-Pay proposal.
We would like to have as many shareholders as possible represented at the 2026 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

Very truly yours,

Walter C. D. Carlson Chair of the Board, President and Chief Executive Officer

2025 Highlights
2025 was truly transformational for the company. In August, as a result of the strategic alternatives review at United States Cellular Corporation (“UScellular”), we successfully closed on the sale of the UScellular wireless business and certain spectrum assets to T-Mobile. The sale unlocked significant value for our shareholders and has strengthened TDS’ balance sheet. Equally important, completion of the sale has enabled us to focus on our fiber and towers businesses, where we believe we are well-positioned to win.
Strategic review of alternatives at UScellular
In May 2024, UScellular announced that it had entered into an agreement to sell its wireless operations and select spectrum assets to T-Mobile US, Inc. The transaction closed on August 1, 2025, and final sales proceeds were $4.3 billion after adjustments. Following the sale, UScellular changed its name to Array Digital Infrastructure Inc. (“Array”) and declared a special cash dividend payment of $23.00 per share. Given TDS’ 82% ownership in Array, TDS received approximately $1.6 billion in dividend proceeds.
CEO Leadership transitions
2025 was also a pivotal time in the history of both our fiber and towers businesses and we are pleased that we have new CEOs to lead each organization. Ken Dixon joined TDS Telecom in June. He brings decades of telecom and fiber experience, which is important as we expand and grow our fiber operations. In November, Anthony Carlson, with an outstanding business background and strong knowledge of the TDS Enterprise, was selected to lead Array. I am confident in our selection of dynamic leaders who will play a crucial role in the success of each business.
TDS Telecom
In 2025, TDS Telecom continued to execute on the strategic priorities that support its long-term growth strategy. TDS Telecom made significant progress in 2025 on its fiber transformation, growing the number of fiber service addresses, and in September achieved a milestone exceeding one million marketable fiber service addresses.
Array
After closing on its transaction with T-Mobile, Array launched operations as a newly branded tower company. Array has three significant value drivers including over 4,400 towers, wireless spectrum and noncontrolling investment interests.

2026 Proxy Statement Summary
Annual Meeting Information

Time and Date:	May 21, 2026 at 9:00 a.m. Central Time	Record Date:	March 23, 2026
Place:	Sidley Austin LLP, One South Dearborn Street Chicago, Illinois	Webcast:	www.tdsinc.com/events-and-presentations

Proposal 1—Director Nominees
Our Board of Directors has nominated 12 directors for election at the 2026 Annual Meeting (Proposal Item No. 1) beginning on page 6. Each of the nominees brings a broad range of experiences and skills to provide effective oversight of the Company. See biographies on pages 7-12. The Board of Directors unanimously recommends that you vote "FOR" each of the nominees.

				Board Committee Composition
Name	Age	Director Since	Independent	AC	CHRC	CGNC	TAG
LeRoy T. Carlson, Jr.** Vice Chair, TDS	79	1968				x	C
Letitia G. Carlson, MD** Physician and Clinical Professor at George Washington University Medical Faculty Associates	65	1996
Prudence E. Carlson** Private Investor	74	2008
Walter C. D. Carlson** Chair of the Board, President and CEO, TDS	72	1981				C
Kenneth S. Dixon** President and CEO, TDS Telecommunications LLC ("TDS Telecom")	57	June 2025
Kimberly D. Dixon* Former Executive Vice President and Chief Operating Officer at FedEx Office	63	2017	√	x	C		x
Christopher D. O'Leary* Former Executive Vice President, Chief Operating Officer-International of General Mills, Inc.	66	2006	√	x	x	x	x
George W. Off** Former Chair and CEO of Checkpoint Systems, Inc.	79	1997	√	C
Wade Oosterman* Former President, Bell Media and Vice Chair, BCE & Bell	65	2019	√	x	x
Napoleon B. Rutledge, Jr.** Senior Vice President and Chief Accounting Officer, McKesson Corp.	53	2024	√	x			x
Vicki L. Villacrez** Executive Vice President and Chief Financial Officer of TDS	64	2023
Dirk S. Woessner* Senior Vice President at Warburg Pincus Deutschland GmbH	57	2022	√		x
* To be elected by Common Shares ** To be elected by Series A Common Shares
C – Chair; AC – Audit Committee; CHRC – Compensation and Human Resources Committee; CGNC – Corporate Governance and Nominating Committee; TAG – Technology Advisory Group Committee.

Managing the Company for long-term sustainability and growth
TDS is controlled by the family that founded the Company over 50 years ago. While we understand this structure is not typical for public companies in the United States, it has provided TDS the ability to make investments that may have longer-term benefits for all stakeholders, achieving business stability and a positive culture for our people.
The TDS Board is currently composed of 6 independent and 6 non-independent Board members. We believe this board structure is appropriate given the specific characteristics and circumstances of TDS, which are more fully described under "Corporate Governance - Board Leadership Structure" below.
An Engaged Board

Average Tenure of				Number of Independent Directors
Independent Directors				added in the last 5 years

	12				2

Number of Board Committee Meetings in 2025

Audit	7	CHRC	7	CGNC	5	TAG	1

Number of Board Meetings in 2025				Overall Attendance at 2025 Board and
				Committee Meetings

	12				99%

Summary of Independent Director Board Skills
The table below summarizes the key skills of our independent directors as of December 31, 2025, that are most relevant to their board service. The fact that a specific skill is not designated does not mean the director does not possess that skill or expertise. The skills highlighted below are those reviewed by the Corporate Governance and Nominating Committee as part of its ongoing Board refreshment planning process.

	Senior Leadership	Sales and Marketing	Industry Experience	Risk/Financial	Public Company Boards	Global Perspective
Kimberly D. Dixon	x	x	x	x		x
Christopher D. O'Leary	x	x		x	x	x
George W. Off	x	x		x	x	x
Wade Oosterman	x	x	x	x	x	x
Napoleon B. Rutledge, Jr.	x			x		x
Dirk S. Woessner	x	x	x	x	x	x

Proposal 2—Independent Public Accountant
As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors and Audit Committee unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approve an amendment to the Company's Restated Certificate of Incorporation
We are asking shareholders to approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers. The Board of Directors recommends that you vote "FOR" this proposal.

Proposal 4—Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")
Executive Compensation Programs
Our executive compensation programs are designed to attract and retain high quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.
Compensation Beliefs
•Compensation should be attractive and fiscally responsible
•Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards
•Performance share units are an important part of long-term equity mix
•Link individual compensation with attainment of business unit and individual performance goals
•Compensation programs designed to motivate executive officers to act in the long-term interests of TDS
•CHRC utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)
•Few perquisites
The Board of Directors unanimously recommends that you vote "FOR" this proposal.
Communicating with Board of Directors
Any interested party with germane matters can communicate with an individual director or the full Board of Directors by contacting TDS' Corporate Secretary at the address below.
How can I Contact TDS' Corporate Secretary?
You can contact her at Elsa Ansani, Vice President - Internal Audit and Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602 or at elsa.ansani@tdsinc.com.
Governance Documents
Governance documents, such as the Corporate Governance Guidelines, the Board committee charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of www.tdsinc.com/governance/governance-documents.
These documents are also available at no cost by submitting a request in writing to the Corporate Secretary at the address above.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS AND 2026 PROXY STATEMENT

TO THE SHAREHOLDERS OF
TELEPHONE AND DATA SYSTEMS, INC.
The 2026 Annual Meeting of Telephone and Data Systems, Inc., a Delaware corporation, will be held at Sidley Austin LLP, One South Dearborn, Chicago, Illinois on Thursday, May 21, 2026, at 9:00 a.m., Central Time for the following purposes:
1.     To elect the director nominees named in this proxy statement.
2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.
3.     To approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers (the "Charter Amendment").
4.     To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay").
5.     To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the Board of Directors.
Your Board of Directors recommends a vote "FOR" each of the nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" the Charter Amendment, and "FOR" approval of the Say-on-Pay proposal.
We have fixed the close of business on March 23, 2026, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2026 Annual Meeting or any postponement, adjournment or recess thereof.

TELEPHONE AND DATA SYSTEMS, INC.
2026 PROXY STATEMENT

We are first sending this Notice of the 2026 Annual Meeting of Shareholders and 2026 Proxy Statement and proxy card, together with our 2025 Annual Report, to shareholders on or about April 8, 2026. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 8, 2026 to other shareholders as discussed below.
QUESTIONS AND ANSWERS
The following are questions and answers relating to the actions being taken at the 2026 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire Proxy Statement and not rely solely on the following questions and answers.
What matters are being presented at the 2026 Annual Meeting?
A summary of the matters being presented and important voting information is provided below:

Voting Matters	Board's Recommendations	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
1. Election of Directors • Four director nominees elected by holders of Common Shares • Eight director nominees elected by holders of Series A Common Shares	FOR all nominees	For or Withhold authority to vote for such director nominee	*	N/A	No effect	6
2. Ratify independent registered public accountants	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	N/A****	21
3. Approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers	FOR	For, Against, or Abstain	***	Will have the same effect as a vote against	Will have the same effect as a vote against	23
4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	No effect	24
* Directors will be elected by a plurality of the votes cast by the class or group of shareholders, entitled to vote in the election of such directors, which are present in person or represented by proxy at the meeting and a withhold vote will have no legal effect in the election of the directors.
** The approval of Proposals 2 and 4 will require the affirmative vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on the applicable proposal which are present in person or represented by proxy at the meeting.
*** The approval of Proposal 3 will require the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote thereon.
**** Because Proposal 2 is a discretionary item under New York Stock Exchange (NYSE) listing standards, we do not expect any broker non-votes for this proposal.

Proposal 1—Election of Directors
Under TDS' Restated Certificate of Incorporation, as amended, the terms of all directors will expire at the 2026 Annual Meeting.
Holders of Series A Common Shares, voting as a group, will vote upon the election of eight directors. Your Board of Directors has nominated the following persons for election by the holders of Series A Common Shares: LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Kenneth S. Dixon, George W. Off, Napoleon B. Rutledge, Jr., and Vicki L. Villacrez.
Holders of Common Shares will vote upon the election of four directors. Your Board of Directors has nominated the following persons for election by the holders of Common Shares: Kimberly D. Dixon, Christopher D. O'Leary, Wade Oosterman, and Dirk S. Woessner.
None of the nominees have been nominated pursuant to any agreement or other arrangement.
Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2026
As a matter of good corporate governance and consistent with our past practices, shareholders are being asked to ratify PricewaterhouseCoopers LLP ("PwC") for the year ending December 31, 2026.
Proposal 3—Amendment to Restated Certificate of Incorporation to allow for exculpation of officers
Shareholders are being asked to approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers.
Proposal 4—Advisory Vote on Executive Compensation or "Say-on-Pay"
Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2025.
What is the record date for the meeting?
The close of business on March 23, 2026 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2026 Annual Meeting or any postponement, adjournment or recess thereof.
A complete list of shareholders entitled to vote at the Annual Meeting will be made available at the offices of TDS, 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602, for examination by any shareholder, for any purpose germane to the 2026 Annual Meeting, during normal business hours in the ten days prior to the Annual Meeting.
How can I contact TDS' Corporate Secretary?
You can contact her at Elsa Ansani, Vice President - Internal Audit and Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602 or by email at elsa.ansani@tdsinc.com.
What shares of stock entitle holders to vote at the meeting?
The following classes of stock are entitled to vote at the meeting:
•Common Shares
•Series A Common Shares
The Common Shares are listed on the NYSE under the symbol "TDS".
There is generally no public trading of the Series A Common Shares but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

What is the voting power of the outstanding shares in the election of directors as the record date?

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,541,139	10	75,411,390	8
Common Shares	106,302,789	1	106,302,789	4
Total Directors				12
The holders of Common Shares will vote separately for four directors while the holders of Series A Common Shares will vote for eight other directors.
Director Voting Sunset Provision
As noted above, holders of Series A Common Shares and Common Shares currently vote for separate directors. However, pursuant to the Restated Charter, if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class in the election of directors and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, would vote as a single class in the election of all directors.
What is the voting power of the outstanding shares in matters other than the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,541,139	10	75,411,390	56.7%
Common Shares	106,302,789	0.541401	57,552,436	43.3%
			132,963,826	100%
Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. These percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares.
Based on shares outstanding on March 23, 2026, the per share voting power of the Common Shares for the 2026 Annual Meeting is 0.541401 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.
Voting Power Sunset Provision
The aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted but cannot increase above approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares or otherwise. The Restated Charter has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.

How does the TDS Voting Trust intend to vote?
The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 7,212,626 Series A Common Shares on the record date, representing approximately 95.6% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and had approximately 54.2% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,303,389 Common Shares on the record date, representing approximately 5.9% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 5.9% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.6% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.8% of the voting power in matters other than the election of directors.
The TDS Voting Trust has advised us that it intends to vote:
•FOR the Board of Directors' nominees for election by the holders of Series A Common Shares, and FOR the Board of Directors' nominees for election by the holders of Common Shares,
•FOR the proposal to ratify the selection of PwC as our independent registered public accounting firm for 2026,
•FOR the Charter Amendment proposal, and
•FOR the Say-on-Pay proposal.
How do I vote?
Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2, 3 and 4.
Proxies are being requested from the holders of Series A Common Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2, 3 and 4.
Please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence RI 02940-3101 or vote online using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.
All properly voted and unrevoked proxies received in time for the 2026 Annual Meeting will be voted in the manner directed. If no voting direction is made, a properly submitted proxy will be voted FOR the election of each of the Board of Directors' nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.
How will my shares be voted if I own shares through a broker?
If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.
In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares on your behalf with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In general, the ratification of auditors is considered a discretionary item. Matters such as the election of directors, the Charter Amendment, and votes on Say-on-Pay are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as broker non-votes and may not be voted on such matters.
Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2026 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that your shares are voted on your behalf.

What constitutes a quorum for the meeting?
A quorum is the minimum number of shares that must be represented at the Annual Meeting to conduct business at the Annual Meeting. A majority of the voting power of shares of capital stock of TDS in matters other than the election of directors and entitled to vote, present in person or represented by proxy, will constitute a quorum to permit the 2026 Annual Meeting to proceed. Withheld votes, abstentions and any broker non-votes will be counted in establishing a quorum for the meeting.
In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. If all of the Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2026 Annual Meeting, such shares will constitute a quorum at the Annual Meeting in connection with the election of directors by the holders of Series A Common Shares. If a quorum of the holders of Common Shares is not present at the time the 2026 Annual Meeting is convened, the chair of the meeting or holders of a majority of the voting power in matters other than the election of directors may adjourn the Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.
With respect to Proposals 2, 3 and 4, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2026 Annual Meeting.
What does it mean if I receive more than one proxy card?
If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive to ensure all of your shares are counted. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2026 Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2026 Annual Meeting by written notice to the Corporate Secretary of TDS, by voting a later-dated proxy or by ballot at the meeting. Only the latest dated proxy card you vote will be counted for voting purposes.
Shareholder List
Shareholders must contact TDS’ Corporate Secretary to make arrangements to view the complete list of shareholders entitled to vote at the 2026 Annual Meeting. This examination by any shareholder, for any purpose germane to the 2026 Annual Meeting, will only be during the ten-day period prior to the 2026 Annual Meeting.
Who should I call if I have any questions?
If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. Toll Free at (800) 322-2885, directly, at (212) 929-5500 or via email, at proxy@mackenziepartners.com.

PROPOSAL 1
ELECTION OF DIRECTORS
The terms of all directors will expire at the 2026 Annual Meeting. The Board of Directors' nominees are identified in the tables below. Each of the nominees has consented to be named in this 2026 Proxy Statement and serve if elected. The term of office of each director elected at the 2026 Annual Meeting shall expire at the next annual meeting of shareholders in 2027, and each director elected shall serve until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, removal or disqualification. The age of the following persons is as of the date of this 2026 Proxy Statement.
To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
Kimberly D. Dixon	63	Director of TDS and former Executive Vice President and Chief Operating Officer of FedEx Office	2017
Christopher D. O'Leary	66	Lead Independent Director of TDS, Former Executive Vice President, Chief Operating Officer-International of General Mills, Inc.	2006
Wade Oosterman	65	Director of TDS, former President, Bell Media and Vice Chair, BCE and Bell	2019
Dirk S. Woessner	57	Director of TDS, Senior Vice President at Warburg Pincus Deutschland GmbH; former CEO of CompuGroup Medical S.E. & Co. KgAA; former CEO, Telecom Deutschland, Executive Board Member Deutsche Telekom AG	2022
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares.
To be Elected by Holders of Series A Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
LeRoy T. Carlson, Jr.	79	Director and Vice Chair of TDS	1968
Letitia G. Carlson, MD	65	Director of TDS, Physician and Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	74	Director of TDS, Private Investor	2008
Walter C. D. Carlson	72	Director and Executive Chair of the Board, President and Chief Executive Officer of TDS	1981
Kenneth S. Dixon	57	Director of TDS, President and CEO of TDS Telecom	June 2025
George W. Off	79	Director of TDS, former Chair and Chief Executive Officer of Checkpoint Systems, Inc.	1997
Napoleon B. Rutledge, Jr.	53	Director of TDS, Senior Vice President and Chief Accounting Officer, McKesson Corporation	2024
Vicki L. Villacrez	64	Director and Executive Vice President and Chief Financial Officer of TDS	2023
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares.

The following highlights the biographical information for each Director nominee. We have included career highlights, public company board experience and key skills and experience that we believe each Director nominee brings to the Board.
Nominees for Election by Holders of Common Shares

Kimberly D. Dixon Independent Director		Age: 63
Current Role: Private Investor		Director since 2017

Ms. Dixon brings substantial experience, expertise and qualifications from her previous executive leadership position at FedEx Office, a provider of logistics, transportation, and related business services, in addition to her many years of Board, Compensation and Human Resources, and Technology Advisory Group Committee experience. She has extensive operating and financial management experience. Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies. Ms. Dixon also brings over 20 years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer. Ms. Dixon holds a Bachelor of Science degree in Marketing from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University. In 2018, Ms. Dixon was named a National Association of Corporate Directors (NACD) Governance Fellow. Ms. Dixon has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee, Chairperson since 2025

Technology Advisory Group Committee

Prior Business and other Experience

Executive Vice President and Chief Operating Officer of FedEx Office (2010 - 2021)

Sprint Nextel Corporation (1996-2010), including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

Current Public Company Boards None	Former Public Company Boards None

Christopher D. O'Leary Lead Independent Director	Age: 66
Current Role: Private Investor	Director since 2006 and Lead Independent Director since 2025

Mr. O'Leary brings substantial experience, expertise and qualifications as a result of his over 30 years of experience in marketing, management and operations, and his many years as a director of TDS. Mr. O'Leary is a Former Senior Advisor to Twin Ridge Capital Management, a private equity firm that seeks to invest in middle-market companies operating in food, food distribution, and other food-related companies. Mr. O'Leary is also on the board of Blue Diamond Growers, a private company, which is a cooperative of almond growers. In addition, he has over 15 years of significant and high-level experience in management of large global businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has substantial risk and financial experience as a member of the CHRC since 2007 and member of the TDS Audit Committee since 2016. Mr. O'Leary holds a BBA in Marketing from Pace University and an MBA from New York University Stern School of Business.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee

Corporate Governance and Nominating Committee

Technology Advisory Group Committee

Prior Business and other Experience

Senior Advisor at Twin Ridge Capital Management (2018-2024)

Interim CEO of Tupperware Brands Corporation (November 2019 - April 2020)

Senior Advisor at KKR (2017-2019)

Executive Vice President, Chief Operating Officer of General Mills International (2006-2016)

Previously President of the General Mills Meals Division, President of the General Mills Betty Crocker Division; and VP of Corporate Strategy and M&A; joined General Mills in 1997

Numerous roles at PepsiCo., Inc. culminating in CEO and President of Hostess, Frito-Lay, Inc. (1981-1997)

Current Public Company Boards None
Former Public Company Boards

Tupperware Brands Corporation; Compensation Committee, Chairman; Nominating and Governance Committee; Audit Committee

Newell Rubbermaid, member of Nominating/Governance
Committee and Organizational
Development & Compensation Committee

Wade Oosterman Independent Director	Age: 65
Current Role: Private Investor	Director since 2019

Mr. Oosterman brings substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada’s largest communications provider, and other publicly traded communications companies over a 30 year period. Mr. Oosterman is currently President and CEO of Peyden Inc., a private investment company with holdings in real estate, media and technology. He has proven global expertise in the wireless, residential and small business segments, extensive background in media, including television, radio and digital and deep brand and marketing experience from Chief Brand Officer roles at BCE and other corporations. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things. Mr. Oosterman holds a BA and a MBA from Western University.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee

Prior Business and other Experience

Vice Chair, Bell Canada (2018-2023); President, Bell Media (2021-2023); President, Bell Mobility (2006-2018); President, Bell Residential Services (2010-2018); Chief Brand Officer, Bell Canada and BCE (2006-2020)

Enstream, Board member (2006-2023)

Virgin Mobile Canada, Board member (2006-2009) TELUS, Chief Marketing & Brand Officer; TELUS Mobility, Executive VP Sales & Marketing (2000-2005)

Clearnet Communications Inc., Executive VP Sales & Marketing (1987-2000)

Current Public Company Boards

Calix, Inc., since August 2024, Strategy Committee, Chair; Nominating and Corporate Governance Committee

Stagwell, Inc., since 2020, Audit Committee, Chair; Nominating Committee

Former Public Company Boards Ingram Micro (2013-2016), Audit Committee, Governance Committee, Human Resources Committee, Information Technology Committee Clearnet Communications Inc. (1987-2000)

Dirk S. Woessner Independent Director		Age: 57
Current Role: Senior Vice President at Warburg Pincus Deutschland GmbH, since 2023		Director since 2022

Mr. Woessner is Senior Vice President at Warburg Pincus Deutschland GmbH, a private equity firm. He is the former CEO of CompuGroup Medical SE & Co. KgAA, a provider of physician software, hospital software and e-health solutions worldwide. Mr. Woessner has substantial senior leadership experience with over 20 years in the global telecommunications industry having served in executive leadership positions with Deutsche Telekom AG and Rogers Communications. As a result of his experience with Deutsche Telekom and Rogers Communications, he brings substantial experience in sales, marketing, and service of fixed-network and mobile products for consumer and business customers. Mr. Woessner holds a Masters in Chemistry from Technische University, Munchen Germany and a PhD in Chemistry from Humboldt University, Berlin, Germany.

TDS Board Committee

Compensation and Human Resources Committee

Prior Business and other Experience

CEO and Director CompuGroup Medical SE (2021-2022)

Significant leadership and operational experience with Deutsche Telecom AG (2018 – 2020, 2002 – 2015), including several executive leadership roles in management and sales

President, Consumer Business, Rogers Communications (2015 – 2017)

Current Public Company Boards None	Former Public Company Boards CompuGroup Medical SE (2021 – 2022) Deutsche Telekom AG (2018 – 2020)

Nominees for Election by Holders of Series A Common Shares

LeRoy T. Carlson, Jr. Non-Independent Director		Age: 79
Current Role: Vice Chair of TDS since February 2025		Director since 1968

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a former trustee of the TDS Voting Trust, a director and Vice Chair and former President and Chief Executive Officer of TDS, and a director and former Chair of its two principal business units TDS Telecom and Array. Mr. Carlson was President of TDS from 1981 until February 2025 and CEO of TDS from 1986 until February 2025. As a senior executive officer of TDS and director of each of its two principal business units, the Board of Directors considers it essential that Mr. Carlson serve on the TDS Board of Directors to provide the Board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as chairperson of TAG and a member of the CGNC. Mr. Carlson holds an MBA from Harvard University and he is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

TDS Board Committees

Corporate Governance and Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Former Trustee of the TDS Voting Trust, for more than 5 years

TDS Telecom, Former Chair

Current Public Company Boards Array, since 1989	Former Public Company Boards Aerial Communications, Inc. American Paging, Inc.

Letitia G. Carlson, MD, MPH, FACP Non-Independent Director		Age: 65
Current Role: Physician and Clinical Professor at George Washington University Medical Faculty Associates for more than five years		Director since 1996

Dr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. In addition, as a shareholder with a significant economic stake in TDS, she provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Dr. Carlson holds an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP). Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson Non-Independent Director		Age: 74
Current Role: Private Investor		Director since 2008

Ms. Carlson brings to the TDS Board of Directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University and is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Letitia G. Carlson, M.D.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Walter C. D. Carlson Chair of the Board and Non-Independent Director		Age: 72
Current Role: President and Chief Executive Officer of TDS since February 2025		Director since 1981, executive Chair of the Board since February 2025 and non-executive Chair from 2002-February 2025

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and Array, as Chair of the Board of TDS, and as a result of having represented many public and private corporate clients. As the senior executive officer at TDS and as chair of its two principal business units TDS Telecom and Array, the Board of Directors considers it essential that Mr. Carlson serve on the TDS Board of Directors to provide the Board with his views on the performance of TDS. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson holds a J.D. from Harvard University. Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.

TDS Board Committee

Corporate Governance and Nominating Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust

Senior Counsel at Sidley Austin LLP from 2023 through January 2025 and prior to that was a Partner for more than five years

Current Public Company Boards Array, since 1989; Chair since 2025	Former Public Company Boards Aerial Communications, Inc.

Kenneth S. Dixon Non-Independent Director		Age: 57
Current Role: President and CEO, TDS Telecom since June 2025		Director since June 2025
Mr. Dixon brings significant experience, expertise and qualifications as a result of his 33 years in the telecommunications industry. He worked for Verizon Communications, where he built deep leadership, marketing, sales, and operational skills across a series of positions with increasing responsibilities. He served as President of Consumer Markets for Verizon, leading the company’s $13 billion consumer business and executing its fiber network transformation strategy. More recently, Mr. Dixon served for three years as CEO of Tillman FiberCo, a company that designs, builds, and owns fiber optic broadband infrastructure. Mr. Dixon earned a Bachelor of Science from Syracuse University and served on the Dean’s Advisory Board of Syracuse University College of Arts and Sciences. Mr. Dixon also serves on the Board of National Content & Technology Cooperative and its Finance Committee in addition to the Greater Madison Chamber of Commerce Board.		Prior Business and other Experience: Tillman FiberCo (2022-2024) Significant leadership and operational experience with Verizon Communications, including President of Consumer Markets (1992-2019)
Current Public Company Boards Array, since July 2025	Former Public Company Boards None

George W. Off Independent Director		Age: 79
Current Role: Private Investor		Director since 1997

As the most senior independent director, Mr. Off brings substantial experience, expertise and qualifications as a director of TDS and plays an important role on the TDS Board. He has in depth institutional knowledge of TDS and provides important continuity to Board culture and functions, especially as TDS continues its board refreshment activities. He brings over 40 years of experience in sales, marketing and management as a result of his senior leadership positions as a director and as chief executive officer and chair of Checkpoint Systems, Inc., a global company, and as a founder of Catalina Marketing Corporation. The TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing, as well as significant, high-level experience in managing consumer businesses. In addition, Mr. Off has significant risk and financial experience as Chairperson of the TDS Audit Committee. Mr. Off holds a Bachelor of Science degree in Mathematics from the Colorado School of Mines. Mr. Off has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Audit Committee, Chairperson, Designated financial expert

Prior Business and other Experience

Director, Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

President and Chief Executive Officer, Catalina Marketing Corporation (1994-1998)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)

Napoleon B. Rutledge, Jr. Independent Director		Age: 53
Current Role: Senior Vice President and Chief Accounting Officer, McKesson Corporation		Director since December 2024
Mr. Rutledge brings substantial operating and financial management experience in finance and accounting from his current role as Senior Vice President and Chief Accounting Officer of McKesson Corporation, a diversified global healthcare company. Prior to serving in his current role, he held several financial executive leadership positions with increasing responsibilities at Genuine Parts Company, a global service organization in the automotive and industrial parts industry. He brings over two decades of experience in finance and accounting, including risk management, internal audit, shared services, SEC reporting, treasury, M&A integration and portfolio optimization. Mr. Rutledge is a Certified Public Accountant. He holds a Bachelor of Science in Accounting from Morehouse College. Mr. Rutledge also serves on a number of private non-profit Boards including the McKesson Foundation and the Tull Charitable Foundation.

TDS Board Committees

Audit Committee, Designated financial expert

Technology Advisory Group Committee

Prior Business and other Experience

Genuine Parts Company (1999 - 2022), including several executive leadership positions most recently as Senior Vice President of Finance and Chief Accounting Officer

Ernst & Young LLP (1995 - 1999)

Current Public Company Boards None	Former Public Company Boards None

Vicki L. Villacrez Non-Independent Director		Age: 63
Current Role: Executive Vice President and Chief Financial Officer of TDS and Executive Vice President, Chief Financial Officer and Treasurer of Array		Director since 2023

Ms. Villacrez brings significant experience with the telecommunications industry as a result of over thirty years at the TDS enterprise. She also brings substantial experience in finance, accounting, financial planning and strategic analysis. Ms. Villacrez is currently TDS’ Executive Vice President and CFO since 2022 and she is Executive Vice President, CFO and Treasurer of Array since August 2025. She was previously Senior Financial Advisor of TDS from February 2022 to May 2022 and prior to that TDS Telecom’s Senior Vice President Finance and CFO between 2017 and 2022 and TDS Telecom’s Vice President Finance and CFO between 2012 and 2017. Prior to that Ms. Villacrez held several financial leadership positions with growing responsibility at TDS, including leading Financial Analysis and Strategic Planning. Ms. Villacrez holds a Bachelor of Science in Accounting from Upper Iowa University and an MBA from Edgewood College. She is also a CPA.

Prior Business and other Experience

Significant leadership and operational experience with TDS and its subsidiary TDS Telecom (1989-present), including TDS Telecom's Senior Vice President and CFO (2017-2022)

Current Public Company Boards Array, since 2022	Former Public Company Boards None

CORPORATE GOVERNANCE
Board of Directors
The business and affairs of TDS are managed by or under the direction of the Board of Directors. The Board of Directors currently consists of twelve members.
Board Leadership Structure
The Company’s Amended and Restated Bylaws permit the position of Chair and President and Chief Executive Officer (CEO) to be held by the same individual and the Board does not have a general policy regarding the separation of roles of these positions. The Board believes it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chair and President and CEO based on the Company’s circumstances at a particular time. Since February 1, 2025, the positions of Chair and President and CEO have been held by Walter C. D. Carlson. The Board has determined that it is appropriate for Mr. Carlson to hold both positions in recognition of (i) Mr. Carlson’s position as a Trustee of the TDS Voting Trust, (ii) Mr. Carlson’s ownership of equity interests in the Company, (iii) Mr. Carlson’s significant tenure and experience as the non-executive Chair of the Board prior to February 2025.
At the time Walter C. D. Carlson was appointed as the President and CEO of the Company, the Board elected Christopher D. O'Leary as the Lead Independent Director.
Lead Independent Director
The responsibilities of the Lead Independent Director are set forth in the Company’s Corporate Governance Guidelines and include the following responsibilities:
•Preside over any meetings of the Board at which the Chair of the Board and the Vice Chair of the Board are not present.
•Call and preside over meetings of independent Directors.
•Act as a liaison between independent Directors and the Chair of the Board; provided that all Directors shall have direct and complete access to the Chair of the Board at any time as they deem necessary or appropriate.
•Review and provide input on Board meeting agendas, schedules and materials. All Directors are encouraged to provide suggestions for Board meeting agendas, schedules and materials to the Chair of the Board or the Lead Independent Director.
•Together with the Compensation and Human Resources Committee, lead the CEO evaluation process.
•Perform other duties as the Board deems appropriate.
Risk Oversight
The TDS Board of Directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS Board of Directors can delegate this responsibility to Board committees, the TDS Board has not done so, and continues to have full responsibility relating to risk oversight, including cybersecurity and Environmental, Social and Governance ("ESG") matters. Although the TDS Board of Directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the Board.
TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and is integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS Board of Directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.
Although the TDS Board of Directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk. Additionally, the Board believes that the election of a Lead Independent Director provides leadership and helps guide the Board’s independent oversight of TDS’ risk exposure.
Under NYSE listing standards, and as set forth in its charter, the Audit Committee reviews TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.
In addition, as part of the ERM program, the Audit Committee reviews guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and reviews policies with respect to risk assessment and risk management on a regular basis.

In addition, in connection with the functions of the CHRC relating to the compensation of the executive officers of TDS (other than executive officers of Array), the CHRC considers risks relating to the compensation of executive officers of TDS in addition to its responsibilities with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices".
Also, the CGNC may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations.
TDS has established a Technology Advisory Group (TAG). The TAG enhances the Board’s risk oversight through its review of technologies the Company is investing in and through discussion of potential technology disruptions. Related to this, the TDS Board of Directors established a TAG Committee that consists of directors who participate in the TAG.
Board Oversight of Cybersecurity
The full Board of Directors engages in oversight of TDS' cybersecurity risks. The Board of Directors receives regular updates from management on technology and security programs and TDS’ assessment of cybersecurity threats and mitigation plans. The TDS Chief Information Security Officer (CISO) provides the full Board of Directors an annual update and discussion of the cybersecurity program. The TDS Audit Committee oversees the processes over internal controls and financial reporting that includes controls and procedures that are designed to ensure that significant cybersecurity incidents are communicated to both senior management and the Audit Committee. The TDS CISO briefs the Audit Committee at least two times per year. Cybersecurity is also discussed with the Technology Advisory Group of the Board of Directors as warranted.
Continuing Board Education in Cyber-Risk Oversight
Kimberly D. Dixon completed and earned the CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University. The program is designed to help directors enhance their cybersecurity literacy and strengthen the Board's role in overseeing the organization's cyber preparedness.
Board and Committee Environmental, Social and Governance Oversight
TDS continues to believe that ESG oversight is the responsibility of the full Board of Directors. Additionally, certain committees address ESG matters within their respective areas of responsibility. The Audit Committee oversees the Company's risk identification and management strategies, including those related to topics like data protection and cybersecurity. The CHRC is responsible for human resources matters like talent development, executive succession planning and culture.
Corporate Responsibility Aligns With Our Corporate Values
Corporate responsibility has been a hallmark of the TDS family of companies since our founding over 50 years ago. From the beginning, TDS has been committed to bridging the digital divide by connecting underserved communities through a variety of telecommunications services. TDS strives to enhance the lives of its customers and associates, while serving as a good steward of the environment and enacting governance practices that align with our corporate values.
Culture
The culture at TDS is based upon the fundamental belief that TDS’ success is inextricably tied to associate engagement and high ethical standards. TDS’ Code of Conduct sets forth expectations for ethical behavior across the enterprise and provides the guiding principles by which all associates must abide in all business activities. TDS provides a competitive wage and benefits package, a safe workplace, and an environment where associates feel engaged and a sense of belonging. TDS periodically surveys its associates to understand the level of associate engagement and overall job satisfaction. TDS sponsors Associate Resource Groups, open to all associates, to promote dynamic community experiences that align with TDS' vision and values, increase associate engagement and empowerment, and support professional development. TDS endeavors to encourage a broad range of thoughts, ideas and the innovation needed to move the business forward.
Development and Leader Effectiveness
TDS is committed to advancing associate development and leadership effectiveness, recognizing these are essential to long-term success. All associates receive job-specific, safety, security, and fraud awareness training, supported by programs that promote continuous growth, including educational assistance, developmental assignments, and mentoring opportunities. TDS' leadership framework takes a human-centric approach, equipping leaders with practical tools and resources to strengthen coaching, mentoring and people development capabilities.
Community
TDS is committed to supporting and enhancing the communities it serves through local and philanthropic initiatives that enrich the lives of those living where it operates and where its associates live, work and play. TDS is addressing the digital divide and providing critical resources in local communities, and encourages associates to volunteer and support local organizations and community groups. Local communities are at the center of TDS’ businesses, and TDS takes great pride in giving back to the people and places that contribute to its sustainability and long-term success.

Director Independence and New York Stock Exchange Listing Standards
TDS Common Shares are listed on the NYSE and are subject to its listing standards.
TDS is a "controlled company" as defined by the NYSE because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and thus has the voting power to elect over 50% of our directors). Accordingly, TDS is exempt from certain NYSE listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent, (ii) have a compensation committee composed entirely of directors who qualify as independent, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent.
Although not required under this exemption, TDS maintains a CHRC composed entirely of independent directors and has established the CGNC. The TDS Board of Directors affirmatively determined that directors Kimberly D. Dixon, George W. Off, Wade Oosterman, Christopher D. O'Leary, Napoleon B. Rutledge, Jr. and Dirk S. Woessner qualify as independent directors under the listing standards of the NYSE. As a result, six of twelve directors, or 50% of the directors, qualify as independent under the listing standards of the NYSE.
Meetings of Board of Directors
The Board of Directors held twelve meetings during 2025, of which nine were regularly scheduled and three were special Board meetings. Each director attended at least 75% of the total number of Board meetings and 75% of their respective committee meetings (at which time such person was a director or committee member).
Corporate Governance Guidelines
TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to oversee the development of executive talent and ensure continuity at TDS. The SVP and Chief Human Resources Officer takes the lead in overseeing succession planning and assignments to key leadership positions, and regularly reports to the full Board during executive sessions.
Board Evaluation
TDS conducts an annual board self-assessment. The assessment is conducted by the Vice President—Internal Audit and Corporate Secretary. All Directors are interviewed and topics include matters relating to board oversight, board composition, committee structure, board succession planning, along with board meeting logistics. Additionally, director skills, background, and characteristics are discussed. Discussions have been open, candid and frank. Self-assessment results are discussed both quantitatively and qualitatively with the Corporate Governance and Nominating Committee and the full Board.
Similarly, each committee of the Board of Directors evaluated its performance and effectiveness in 2025.

Corporate Governance and Nominating Committee (CGNC)
Meetings in Fiscal 2025: 5
Members: Walter C. D. Carlson (Chair), LeRoy T. Carlson, Jr., and Christopher D. O'Leary [I]
Responsible for:
● advising the Board of Directors on corporate governance matters
● developing and recommending Corporate Governance Guidelines
● developing selection objectives and overseeing searches for qualified individuals to serve on the Board of Directors
● performing functions outlined in the CGNC Charter
● receiving and discussing shareholder feedback
[I] - Independent under NYSE standards
Under NYSE listing standards, a controlled company is not required to have a CGNC. In addition, if a controlled company voluntarily establishes a CGNC, it is not required to be composed entirely of independent directors. TDS voluntarily established a CGNC. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Corporate Governance and Nominating Committee Charter.

Audit Committee
Meetings in Fiscal 2025: 7
Members: George W. Off (Chair)[FE], Kimberly D. Dixon, Christopher D. O'Leary, Wade Oosterman, and Napoleon B. Rutledge, Jr. [FE]
Responsible for:
● assisting the Board of Directors in oversight of:
• the integrity of financial statements
• compliance with legal and regulatory matters
• the registered public accounting firm's qualifications and independence
• the performance of the internal audit function and registered public accounting firm
● preparing an audit committee report
● reviewing related party transactions
● performing functions outlined in Audit Committee Charter
[FE] - Audit Committee Financial Expert as defined by the SEC
Each member qualifies as independent under NYSE standards. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter.
Pre-Approval Procedures
The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee, consistent with the requirements of the Sarbanes Oxley Act of 2002 and rules issued thereunder.

Compensation and Human Resources Committee (CHRC)
Meetings in Fiscal 2025: 7
Members: Kimberly D. Dixon (Chair), Christopher D. O'Leary, Wade Oosterman, and Dirk Woessner
Responsible for:
● overseeing compensation of TDS executive officers, other than executive officers of Array or any of its subsidiaries
• Includes salary, bonus, long-term compensation and all other compensation
● reviewing and recommending to the Board of Directors the Long-Term Incentive Plans
● performing functions outlined in CHRC Charter
● utilizing services of an independent compensation consultant
Each member qualifies as independent under NYSE standards
The CHRC charter was expanded in 2021 to include oversight of human resources matters including talent development, social responsibility, executive succession planning, and culture.
Although not required to do so under NYSE listing standards because it is a controlled company, TDS has voluntarily established a CHRC comprised solely of directors who qualify as independent under the rules of the NYSE.
Even though the CHRC charter permits it to delegate some or all of the administration of the long-term incentive plans, the CHRC has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.
The CHRC does not approve director compensation. It is the view of the TDS Board of Directors that this should be the responsibility of the full Board of Directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS Board of Directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.
A copy of the charter of the CHRC is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Compensation and Human Resources Committee Charter.

Technology Advisory Group (TAG) Committee
Meetings in Fiscal 2025: 1
Members: LeRoy T. Carlson, Jr. (Chair), Kimberly D. Dixon, Christopher D. O'Leary, and Napoleon B. Rutledge, Jr.
● Responsible for reviewing, monitoring and informing the Board of Directors on current and future technologies and related matters affecting TDS business units and its customers, along with its competitors and their customers

● The TAG Committee does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role
● TAG Committee members are also members of the Technology Advisory Group which also includes representatives of TDS and Array management as well as TAG Committee members from Array's Board of Directors

The TAG Committee does not have a charter. The responsibilities of the TAG Committee, as generally described above, are set forth in full in the resolutions of the Board establishing such committee.
Director Nomination Process
The CGNC charter provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the Board of Directors and recommend to the Board of Directors prospective nominees and the re-nomination of incumbent directors. The committee does not nominate directors. The entire Board of Directors determines whether to nominate prospective nominees and re-nominate incumbent directors.
TDS believes good governance begins with an engaged board. TDS also believes that it is desirable for a board to have directors who can bring the benefit of different backgrounds, experience, skills, education, attributes and other characteristics to permit the board to have a variety of views and insights. TDS does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the TDS Board of Directors. The TDS Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to TDS.
The CGNC considers, as reflected in TDS' Code of Business Conduct, that TDS does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the CGNC takes into account all facts and circumstances. Women comprise one-third of the current Board.
TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the CGNC and/or the TDS Board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.
For some searches, TDS may utilize a search firm to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors.
Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS CGNC or the Board of Directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS CGNC or the Board of Directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS CGNC or the Board of Directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.
•The CGNC identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.
•In its annual Board assessment, the full Board of Directors considers its composition and discusses expertise that may be needed in the future.
•The CGNC and the full Board of Directors also consider the appropriate composition of each of the committees of the Board of Directors.

How TDS Thinks About Board Tenure
TDS has placed a significant emphasis on Board refreshment over the past several years, with the goal of bringing fresh and relevant experience and perspectives while retaining key expertise and institutional knowledge. TDS believes that a well-functioning board should have a mix of short, medium and long tenured directors and that through its actions over the past several years, it has reached an effective mix of tenure for its non-Voting Trust directors. Mix of Tenure is as of Proxy date.
Recent Board Additions

Year	Independent
2017	Kimberly D. Dixon
2019	Wade Oosterman
2022	Dirk S. Woessner
2024	Napoleon B. Rutledge, Jr.

Non-Independent
2023	Vicki L. Villacrez
2025	Kenneth S. Dixon

Mix of Tenure on Board
Excludes 4 Carlson Family Directors
(Number of Directors)

2
2
4
4
4
0 - 5 Years
6 - 10 Years
11+ Years
Current Slate
2021

Shareholder Engagement
The TDS Board of Directors and management value the views of its shareholders and are committed to doing what is in the best interests of all stakeholders over the long term.
TDS has been conducting its annual shareholder engagement program with respect to corporate governance and executive compensation programs since 2014. Discussions are intended to occur outside of the proxy season and a presentation is prepared as background for discussions. The engagement team is led by the Vice President—Internal Audit and Corporate Secretary.
Feedback from those engagements have led to a number of changes including:

•Issuance of Performance Share Units	•Board Refreshment
•Independent Board member skills matrix	•Election of a Lead Independent Director
In addition, TDS speaks with its shareholders throughout the year. Quarterly, we conduct earnings conference calls and we participate in investor conferences and hold one-on-one meetings with existing and potential shareholders. Also, senior management and all directors are encouraged to attend the Annual Meeting of Shareholders, where shareholders have the opportunity to make comments and ask questions.
TDS' Investor Relations department is the key point of contact for shareholder interaction. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com.

Shareholder Communication with Directors
Shareholders or other interested parties may send germane communications to the TDS Board of Directors, to the Chair of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Corporate Secretary of TDS at TDS' corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago, IL 60602 or by email to our Corporate Secretary at elsa.ansani@tdsinc.com. Any germane shareholder or other communications that are addressed to the Board of Directors, the Chair of the Board, the non-management or independent directors or specified individual directors will be delivered by the Corporate Secretary of TDS to such persons or group.
For more information, see the instructions on TDS' website, www.tdsinc.com, under Governance—Contact the Board.
Meetings of Non-Management and Independent Directors
As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. Since February 1, 2025, these meetings have been chaired by the Lead Independent Director, Christopher D. O’Leary. In addition, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.
TDS Policy on Attendance of Directors at Annual Meeting of Shareholders
All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the Board of Directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at the time were present or on-line at the 2025 annual meeting.
Stock Ownership Guidelines
The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of $270,000 (at least three times the cash retainer which is currently $90,000). The Board of Directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.

EXECUTIVE OFFICERS
The below list does not include executive officers Walter C. D. Carlson, LeRoy T. Carlson, Jr., Kenneth S. Dixon, and Vicki L. Villacrez. Information regarding these individuals is included in the disclosure above under "Election of Directors".

Name	Age	Position
Anthony J. M. Carlson	39	President and CEO, Array
Joseph R. Hanley	59	Senior Vice President—Strategy and Corporate Development
Anthony J. M. Carlson. Anthony J. M. Carlson was appointed President and Chief Executive Officer of Array in November 2025 and is a deemed executive officer of TDS. Mr. Carlson was previously Vice President of Organizational Transformation at TDS Telecom from September 2024 to November 2025 and prior to that was most recently Array's Senior Director Growth Marketing Strategy and Execution since January 2024. Mr. Carlson is a trustee of the TDS Voting Trust.
Joseph R. Hanley.   Joseph R. Hanley was appointed Senior Vice President—Strategy and Corporate Development in June 2021. Prior to that, he was Senior Vice President—Technology, Services and Strategy of TDS since 2012 and prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.

Code of Business Conduct and Ethics Applicable to Officers and Directors
TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors and a Code of Business Conduct for all employees of TDS and its subsidiaries. The codes have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Code of Business Conduct and Ethics for Officers and Directors and under Governance—Governance Documents—Code of Conduct.
The culture at TDS is based upon the fundamental belief that our company’s long-term success is inextricably tied to associate engagement and high ethical standards. TDS’ Code of Conduct publicly sets forth expectations for ethical behavior across the enterprise that all associates must abide by in all business.
TDS intends to disclose any amendments to any of the foregoing codes, by posting such information to the TDS website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' Board of Directors or an authorized committee thereof, as applicable, and disclosed either on the TDS website or in a Form 8-K. There were no such waivers during 2025.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I being asked to vote on in Proposal 2?
In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors and the Audit Committee unanimously recommends a vote FOR approval of the ratification of the selection of PwC.
We anticipate continuing the services of PwC for fiscal year 2026. Representatives of PwC are expected to be present at the 2026 Annual Meeting and they will have the opportunity to make a statement and respond to appropriate questions raised by shareholders or submitted in writing prior to the meeting.
Is this vote binding on the Board of Directors?
This vote is an advisory vote only, and therefore it will not bind TDS, our Board of Directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of our independent registered public accounting firm by our Bylaws. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes that could be cast by the holders of stock entitled to vote on the proposal which are present or represented by proxy at the 2026 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PwC, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2026.
Your Board of Directors and the Audit Committee unanimously recommends a vote "FOR" the approval of Proposal 2.

FEES PAID TO PRINCIPAL ACCOUNTANTS
The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PwC for 2025 and 2024:

	2025	2024
Audit Fees(1)	$4,650,000	$5,023,500
Audit Related Fees(2)	286,000	300,600
Tax Fees(3)	—	—
All Other Fees(4)	2,000	2,000
Total Fees	$4,938,000	$5,326,100

(1)Represents the aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years 2025 and 2024 included in TDS' and Array's Forms 10-K for those years and the reviews of the financial statements included in TDS' and Array's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.
(2)Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and Array's financial statements that are not reported under Audit Fees. In both 2025 and 2024, this amount represents fees billed for audits of subsidiaries.
(3)Represents the aggregate fees billed for tax compliance, tax advice, and tax planning, if any.
(4)Represents the aggregate fees billed for services, other than services described in Notes (1), (2) or (3), if any. This amount includes the fee for access to an online service that assists in identifying required financial statement disclosures.
See www.tdsinc.com, Governance— Committee Composition—Audit Committee Charter for the Audit Committee's charter.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of five members of the Board of Directors who are "independent" as defined by the NYSE. The Audit Committee operates under a written charter, approved by the TDS Board of Directors, a copy of which is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter. The charter was most recently updated in December 2024.
Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee reviewed and discussed the audited financial statements with management, the internal audit staff and representatives of PwC, TDS' independent registered public accounting firm for 2025. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PwC also included the matters required to be discussed by the applicable requirements of the PCAOB and the SEC relating to information regarding the scope and results of the audit. The Audit Committee also received from PwC written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB and discussed this with PwC. The Audit Committee also considered and concluded that the provision of non-audit services by PwC to TDS during 2025 was compatible with their independence. Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in TDS' Form 10-K for the year ended December 31, 2025.
The Audit Committee holds quarterly regularly scheduled meetings to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson with input from other Committee members and the TDS Vice President—Internal Audit and Corporate Secretary. During 2025, at each of its regularly scheduled meetings, the Audit Committee spoke with senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions with TDS management, TDS' Vice President—Internal Audit and Corporate Secretary, TDS' General Counsel, and representatives of PwC, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. Members of IT security and technology teams also brief the Audit Committee at least twice a year to discuss cybersecurity issues and concerns.
The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PwC TDS' internal control assessment process, management's assessment and its evaluation of TDS' system of internal control over financial reporting. The Audit Committee reviewed with senior members of management, including the Vice President—Internal Audit and Corporate Secretary and the General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct and Whistleblower hotline activity, were also reviewed.
The Audit Committee evaluates the performance of PwC and the senior audit engagement team each year, provides feedback to the senior audit engagement team on the firm’s performance and determines whether to reengage PwC or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and its dialogue with the Committee, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee intends to engage PwC as TDS' independent registered public accountants for the year ending December 31, 2026. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders.
TDS has engaged PwC since 2002 which leads the Audit Committee to consider tenure. Based on the quality of PwC’s services and the mandated rotation of PwC’s lead engagement partner in 2023, the Audit Committee is confident that the Company is receiving quality, independent public accounting services and that continued retention of PwC is in the best interest of the Company and its shareholders. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PwC the audited financial statements of TDS, including the quality of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting. In performing all of these functions, the Audit Committee acts in an oversight capacity and relies on TDS' management and PwC.
By the members of the Audit Committee of the Board of Directors of TDS:

George W. Off, Chair	Kimberly D. Dixon	Christopher D. O'Leary	Wade Oosterman	Napoleon B. Rutledge, Jr.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS
We are asking our shareholders to approve amendments to the Restated Certificate of Incorporation of TDS (the “Charter”) to include exculpation for certain corporate officers of the Company for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations (the “Exculpation Amendment”). The proposed exculpation for officers is similar to, but more limited than, the protections currently available to directors of the Company.
After careful consideration, the Board of Directors has determined that it is advisable and in the best interests of the Company and our shareholders to provide exculpation for officers in the Charter. The following general description of the proposed Exculpation Amendment is qualified in its entirety by reference to the text of the proposed amendment to Article VII of the Charter attached to this proxy statement as Appendix A.
Background
The Company is incorporated in the State of Delaware and therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL permits Delaware corporations to limit or eliminate directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Exculpatory provisions for directors are currently included in the Charter.
In 2022, the Delaware legislature amended the DGCL (Section 102(b)(7)) to permit Delaware corporations to provide similar exculpatory protections for officers in the certificate of incorporation of a company. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions.
Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)
As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability for breaches of the fiduciary duty of care.
Exculpation for officers is not available for:
• Breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and not for personal gain);
• Intentional misconduct or knowing violations of the law; and
• Derivative claims on behalf of a corporation by a shareholder.
In addition, the protections of Section 102(b)(7) of the DGCL are limited to monetary damages only. Accordingly, claims against officers for equitable relief are still available. For purposes of the Exculpation Amendment, “officer” has the meaning provided in Section 102(b)(7) of the DGCL.
Reasons for the Exculpation Amendment
The Board of Directors believes that eliminating personal monetary liability for officers under the circumstances permitted by the DGCL is reasonable and appropriate. Claims against directors and officers for breaches of fiduciary duties are expected to continue. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation against officers and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation while such claims are ongoing.
Further, we anticipate that officer exculpation provisions will continue to become more common. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers. Accordingly, the Board of Directors has determined it is advisable and in the best interests of the Company and its shareholders to seek shareholder approval for the Exculpation Amendment.
Effectiveness of the Exculpation Amendment if Approved
If the Exculpation Amendment is approved, it will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which is expected to occur shortly following the 2026 Annual Meeting.
Your Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the Company’s Restated Certificate of Incorporation to allow for exculpation of officers.

PROPOSAL 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
What am I being asked to vote on in Proposal 4?
In Proposal 4, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers ("NEO") as disclosed in this 2026 Proxy Statement as required, including Compensation Discussion and Analysis, compensation tables and discussions. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.
TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2023 Annual Meeting and the shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the Say-on-Frequency votes in 2023, the TDS Board of Directors adopted a policy to hold the Say-on-Pay vote every year unless and until this policy is changed.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.
TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.
Consistent with these goals, the CHRC has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.
Is this vote binding on the Board of Directors?
The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our Board of Directors or the CHRC. However, the Board of Directors and the CHRC will consider the voting results as appropriate when making future decisions regarding executive compensation.
Your Board of Directors unanimously recommends a vote "FOR" the approval of Proposal 4.

EXECUTIVE AND DIRECTOR COMPENSATION
The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In August 2025, the wireless operations and select spectrum of UScellular were sold to T-Mobile and UScellular changed its name to Array Digital Infrastructure, Inc. Throughout this Compensation Discussion and Analysis, references to Array refer to UScellular for the period prior to August 1, 2025.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) describes the TDS executive compensation programs and practices and the compensation decisions for the following Named Executive Officers (NEOs) in 2025:

Named Executive Officer	Position with the Company During 2025 (1)
Walter C. D. Carlson	Director and Chair of the Board and President and CEO, TDS
LeRoy T. Carlson, Jr.	Director and Vice Chair, TDS, Former President and CEO, TDS
Vicki L. Villacrez	Director and Executive Vice President and Chief Financial Officer, TDS
Kenneth S. Dixon	Director and President and CEO, TDS Telecom
Anthony J. M. Carlson	President and CEO, Array
Joseph R. Hanley	Senior Vice President Strategy and Corporate Development, TDS
Laurent C. Therivel	Former Director and Former President and CEO, Array
James W. Butman	Former Director and Former President and CEO, TDS Telecom

(1) Effective February 1, 2025, LeRoy T. Carlson, Jr. assumed the role of Vice Chair of TDS and Walter C. D. Carlson was appointed President and Chief Executive Officer of TDS. Effective June 9, 2025, Kenneth S. Dixon assumed the role of President and Chief Executive Officer of TDS Telecom. James W. Butman retired effective July 1, 2025. Laurent C. Therivel separated from Array on August 1, 2025 in connection with the closing of a transaction to sell Array's wireless operations and certain spectrum to T-Mobile (the "Closing"), and Anthony J. M. Carlson was appointed President and Chief Executive Officer of Array effective November 16, 2025. See "2025 Management Transition" below for further discussion regarding these changes and for a description of Anthony J. M. Carlson's compensation arrangement with Array.
The NEOs consist of the Company’s principal executive officer and principal financial officer, the three most highly compensated executive officers of the Company and its subsidiaries in office at the end of the 2025 fiscal year other than the principal executive officer and principal financial officer, the Company's former principal executive officer and two additional former executive officers.
Compensation Philosophy and Objectives
TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented associates who believe in the Company's values and long-term perspective.
We assess and evaluate our compensation programs based on conditions throughout the year.
The objectives of TDS' compensation programs for executive officers are to:
•support TDS' overall business strategy and objectives;
•attract and retain high-quality leadership;
•link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and
•provide competitive compensation opportunities consistent with the financial performance of TDS.
TDS' compensation programs are designed to reward performance on both a short-term and long-term basis and to align management's interest with that of shareholders. With respect to the NEOs, the design of compensation programs and performance rewarded are similar but with some differences for each of the NEOs depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers are believed to have some control and which are viewed as important to TDS' long-term success.

The CHRC evaluates the performance of the President and CEO of TDS in light of the annual and long-term objectives for TDS and its primary business units and the degree of attainment of those objectives and sets the elements of compensation for him considering such performance evaluation and compensation principles.
With respect to the other executive officers identified in the Summary Compensation Table, the CHRC reviews management's evaluation of the performance of such executive officers, as determined by the TDS President and CEO, and determines and approves the elements of compensation for such executive officers, considering such performance evaluations and compensation principles and the CHRC's own assessment of the performance of these officers, as discussed below. The compensation of Anthony J. M. Carlson's and Laurent C. Therivel, as Array's current and former President and CEO, respectively, was not reviewed by the CHRC and is described in the Array 2026 Proxy Statement.
Executive Compensation Best Practices
We annually review all elements of compensation and where appropriate may make changes. The following provides a summary of "what we do" and "what we don't do".

What We Do
√ To align pay and performance, we grant performance-based stock units
√ We design our compensation programs with the goal of motivating executive officers to act in the long-term interest of TDS
√ Our executive officer compensation levels are based in part on competitive market compensation data supplied by our CHRC's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson
√ We have an independent CHRC that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of Array, whose short-term compensation is approved by Array's Chair and long-term compensation is approved by Array's Board following the dissolution of Array's Long-Term Incentive Compensation Committee in August 2025)

√ To align the executive bonus program with the interests of our shareholders, TDS bonuses paid in 2026 with respect to 2025 performance were paid with an 80% company performance weighting and a 20% individual performance weighting
√ Our compensation goal is to provide compensation and benefit programs that are competitive, attractive and fiscally responsible
√ The maximum amount of the TDS bonus paid to officers related to company performance is 194% (187% for the TDS Telecom President and CEO) of the target opportunity allocated to company performance
√ TDS will adjust or recover awards or payments in connection with certain financial restatements as described under "Clawback" below
√ TDS provides limited perquisites

What We Don't Do
☒ Hedging by directors and officers is prohibited ☒ Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups	☒ TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information
Results of Say-on-Pay Vote
At our 2025 annual meeting, approximately 93% of the votes cast for the Say-on-Pay vote were in support of the Company’s executive compensation program. The CHRC did not make any significant changes to TDS’ executive compensation policies and decisions in 2025 in response to the 2025 Say-on-Pay vote.
TDS' Compensation Program
The elements of executive compensation under TDS' compensation program include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.
In 2025, the long-term incentive program awarded 60% of the target long-term incentive award in performance share units (PSUs) and 40% of the award in restricted stock units (RSUs) to Walter C. D. Carlson and LeRoy T. Carlson, Jr. For all other NEOs, except Anthony J. M. Carlson, the program awarded 50% of the target long-term incentive award in performance share units (PSUs) and 50% of the award in restricted stock units (RSUs). The grant for Anthony J. M. Carlson was allocated 60% to RSUs and 40% to PSUs and was granted to him in his capacity as a non-executive employee of TDS Telecom prior to his appointment as President and CEO of Array.

2025 Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefit Plans
• Salary	• Performance Share Units	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Restricted Stock Units	• Limited Perquisites	• Pension Plan
		• Deferred Compensation	• Welfare Benefits (during employment and retirement)
The CHRC does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The CHRC makes long-term incentive award decisions based on performance for a particular year and other considerations.
Compensation Consultant
The CHRC's charter provides that it shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding for any advisor retained, as well as ordinary administrative expenses that are necessary or appropriate in carrying out its duties. Pursuant to such authority, the Committee engages Compensation Strategies to function as an independent compensation consultant providing advice regarding compensation best practices, executive compensation market analysis, and reviews of TDS' various executive compensation elements and programs. They provide independent analysis and advice to the CHRC for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2025. In 2025, Compensation Strategies also provided advice to the CHRC relating to the designs of the bonus program and the long-term incentive program, as well as advice on other elements of compensation. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies has not provided any services to TDS nor its affiliates other than its services to the CHRC.
Willis Towers Watson is TDS management's primary compensation consultant to provide executive compensation advice and executive market compensation data. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also provides compensation consulting and other services to Array, as described in the Array 2026 Proxy Statement. The CHRC has no decision-making authority in Array's compensation policies or practices.
Compensation Consultant Conflicts of Interest
The CHRC considered if the work of Willis Towers Watson and Compensation Strategies raised any conflict of interest.
Based on its review, the CHRC determined that the work of Willis Towers Watson and Compensation Strategies did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.
Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the CHRC believes that Compensation Strategies would satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.
Neither Willis Towers Watson nor Compensation Strategies provides any advice as to the amount of director compensation.
Benchmarking/Market Compensation Data
TDS uses broad-based survey data from Willis Towers Watson to identify the ranges of annual cash compensation considered to be appropriate for the NEOs. This database also was used in evaluating the equity compensation awards of the NEOs. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. The identities of the individual component companies that are included in the Willis Towers Watson database are not disclosed nor considered by TDS or the CHRC. TDS relies upon and considers to be material only the aggregated survey data prepared by Willis Towers Watson.
The CHRC obtains peer group information and compensation data from Compensation Strategies for consideration in connection with its determination of NEO compensation. With respect to 2025, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers and this was referenced during final approval of NEO compensation.
Compensation Strategies created an industry peer group for purposes of compensation data that consisted of the following 14 publicly-traded companies as they existed at the beginning of 2025: ATN International, Inc., Cable One, Inc., Consolidated Communications Holdings, Inc., Crown Castle International Corp., Frontier Communications Parent, Inc., Harmonic, Inc., IDT Corp., Iridium Communications, Inc., Optimum Communications, Inc., SBA Communications Corp., Shenandoah Telecommunications Co., Uniti Group, Inc., ViaSat Inc., and WideOpenWest, Inc. These companies were included in this analysis because they are companies somewhat similar in revenues and market capitalization to TDS and/or in similar industries.
This information is used to generally understand the market for compensation arrangements for executives.

Company Performance
Array produced a payout of 100.8% of target for the company performance portion of its 2025 annual incentive plan, as measured through June 2025 due to the sale of Array's wireless operations and select spectrum to T-Mobile on August 1, 2025. In addition, Array produced a payout of 125.8% of target for the company performance portion of its post-Closing annual incentive plan from August 2, 2025 through December 31, 2025. The overall weighted performance for the full-year produced a payout of 111.2% of target for Array performance. TDS Telecom company performance for purposes of its 2025 bonus plan was determined to be 82.6% of target, as described below. In addition, Mr. Dixon's payout with respect to TDS Telecom performance was increased to 85.4% of target based on the assessment of the Chair of the Board and President and CEO (in his role as TDS Telecom Chair) of TDS Telecom performance in 2025, consistent with the bonus payouts for other bonus-eligible employees of TDS Telecom. For bonuses relating to 2025 performance paid in 2026 under the TDS Executive Officer Bonus Program, in the aggregate, the TDS company performance was based on the combination of company performance results from Array and TDS Telecom. The TDS company performance for purposes of its 2025 bonus paid in 2026 was determined to be 99.8% of target.
The following shows TDS' calculation of company performance with respect to 2025. Bonus performance metrics are established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus metrics results and targets may be adjusted for amounts relating to items such as acquisitions and divestitures, material accounting adjustments, or major business decisions. The below bonus targets are intended to reflect the regular operating results over which TDS officers have significant influence.

($ in millions) Array Performance Measures	Final Bonus Results for 2025	Final Target for 2025	Bonus Results (as a % of Target)	Points Earned	Points Targeted	Weighted % of Points Earned
Total Service Revenue	$1,477	$1,467	100.7%	321	300	32.1%
Operating Cash Flow (1)	$458	$454	101.0%	426	400	42.6%
Capital Expenditures (2)	$132	$184	72.0%	125	100	12.5%
Postpaid Handset Net Additions	(82,417)	(69,003)	n/a	135	200	13.5%
Array Performance Results Pre-Close (Weighted 58%)				1,008	1,000	100.8%
Array Performance Measure & Results Post-Close (Weighted 42%)
Tower Revenues	$118	$115	102.6%	1,258	1,000	125.8%
Overall Array Performance						111.2%
($ in millions) TDS Telecom Performance Measures	Final Bonus Results for 2025	Final Target for 2025	Bonus Results (as a % of Target)	Points Earned	Points Targeted	Weighted % of Points Earned
Total Revenue	$1,038	$1,054	98.6%	186	200	92.8%
Adjusted EBITDA (3)	$392	$389	100.8%	420	400	105.1%
Capital Expenditures	$397	$405	98.0%	220	200	110.1%
Total Broadband Net Adds	16,436	38,997	42.2%	0	200	—%
Overall TDS Telecom Performance				826	1,000	82.6%

TDS Corporate Performance Measure Summary			Bonus Results (as a % of Target)		Weight	Weighted Avg % of Target Bonus
Array Performance Results			111.2%		60.0%	66.7%
TDS Telecom Performance Results			82.6%		40.0%	33.1%
Overall TDS Corporate Performance					100.0%	99.8%

(1)This represents operating cash flow, determined on a consolidated company-wide basis and in a manner consistent with Array's presentation of adjusted OIBDA (Operating income before depreciation, amortization, accretion, gains and losses) for external reporting purposes, and further adjusted to remove expenses associated with the annual incentive and performance share unit plans.
(2)Achievement with respect to Array capital expenditures metric was capped at 125% due to decisions to scale back on capital projects during the year. This change reduced overall Array performance from 103.3% to 100.8% for the January 2025 to June 2025 period reflected in the table above.
(3)Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income excluding depreciation, amortization, and accretion, interest expense, income tax expense, and gains/losses on asset disposals, investments, impairment of assets, sale of licenses and exchanges, and sales of business and other exit costs; and further adjusted to remove expenses associated with the annual bonus, performance share unit plans, and assessed costs.
If a metric does not meet the minimum threshold performance level, it will be at the discretion of the CHRC to determine if a bonus will be paid with respect to such metric.
Personal Objectives and Performance
In addition to TDS and/or business unit performance, the CHRC may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.
The TDS officer bonus plan considers company performance and individual performance when determining the amount of bonuses.
TDS Corporate Objectives and Accomplishments
In addition to achieving TDS financial performance of 99.8% of target, TDS Corporate supported the overall organization in the following initiatives:
•Successfully closed the T-Mobile transaction;
•Grew TDS Telecom’s fiber business to 1.06M addresses;
•Set-up Array for success as a tower company;
•Executed on cost control initiatives;
•Appointed new CEOs at TDS, TDS Telecom, and Array; and
•Continued to focus on our culture.
Annual Cash Compensation
Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the TDS President and CEO. Additionally, general industry compensation data is used in evaluating annual compensation.
The CHRC also considers recommendations from the TDS President and CEO regarding compensation for the NEOs other than himself, each of which reports directly to him. TDS prepares for the CHRC an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.
In general, other facts and circumstances that are considered in making annual cash compensation decisions include TDS' status as a public company and a controlled company; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the value of TDS' assets; and TDS' primary financial focus of increasing long-term shareholder value.
The CHRC also considers relevant information provided by the TDS Human Resources department and Compensation Strategies.
The elements of compensation and ranges for such elements are discretionary. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Ultimately, it is the informed judgment of the CHRC, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the NEOs.

Base Salary
The base salary of each NEO is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year, as well as other factors. The Summary Compensation Table includes the dollar value of base salary earned by the NEOs during 2025, 2024 and 2023, whether or not paid in such year.
The following shows certain information relating to the rate of base salary paid by TDS in 2025 compared to 2024 for the NEOs primarily compensated by TDS:

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Kenneth S. Dixon	Joseph R. Hanley
2024 Base Salary effective 1/1/24 - 12/31/24	—	$1,352,700	$680,000	$741,600	—	$540,400
2025 Base Salary effective 1/1/25 - 12/31/25 (1) (2)	$850,000	$700,000	$690,200	$763,800	$750,000	$548,500
$ Change in 2025	—	$(652,700)	$10,200	$22,200	—	$8,100
% Change in 2025	—	(48)%	1.5%	3.0%	—	1.5%
(1)Effective February 1, 2025, Walter C. D. Carlson was appointed as the Chair of the Board and President and Chief Executive Officer of TDS, succeeding LeRoy T. Carlson, Jr. who was appointed as Vice Chair of TDS. The 2025 base salary established for Walter C. D. Carlson and the base salary change for LeRoy T. Carlson, Jr. were each effective February 1, 2025. The 2025 base salaries reflected in the table above for both LeRoy T. Carlson, Jr. and Walter C. D. Carlson reflect their annualized base salaries; the actual base salary paid to each is reflected in the 2025 Summary Compensation Table below.
(2)Effective June 9, 2025, Kenneth S. Dixon was appointed as the President and Chief Executive Officer of TDS Telecom, with the resignation of James W. Butman from the Company effective July 1, 2025. The 2025 base salaries reflected in the table above for both Kenneth S. Dixon and James W. Butman reflect their annualized base salaries; the actual base salary paid to each is reflected in the 2025 Summary Compensation Table below.
The CHRC reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."
Bonus
TDS established the 2025 Executive Officer Bonus Program for awarding bonuses to certain NEOs. For bonuses relating to 2025 performance that were paid in 2026, 20% of an NEO's target bonus was based on individual performance and the remaining 80% was based on company performance (utilizing the structure described above under "Company Performance"). The maximum amount of the bonus actually paid based on company performance could not exceed 194% of the target (or 187% in the case of Mr. Dixon) and the maximum bonus based on individual performance could not exceed 160% of the target.
The TDS President and CEO did not participate in the 2025 Executive Officer Bonus Program. Rather, TDS has established performance guidelines and procedures for awarding bonuses to the TDS President and CEO. These guidelines and procedures provide that the CHRC in its sole discretion determines whether an annual bonus will be payable to the TDS President and CEO for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the CHRC in making such determination, including any factors that the CHRC in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the TDS President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the TDS President and CEO will have no right or expectation with respect to any bonus until the CHRC has determined whether a bonus will be paid for a performance year.

The amount of the bonus payable to the TDS Telecom President and CEO was based on the TDS 2025 Executive Officer Bonus Program, but calculated solely based on TDS Telecom's performance. For these purposes, the measurement of TDS Telecom's performance was based 90% on TDS Telecom financial metrics (with a maximum payout of 190% of target) and 10% on an assessment of TDS Telecom's performance by the TDS President and CEO (in his role as TDS Telecom Chair) with a maximum payout of 160% of target.
The TDS 2025 Executive Officer Bonus Program did not cover Mr. Anthony J. M. Carlson or Mr. Therivel, who were subject to separate bonus arrangements while they served as Array President and CEO, as described in the Array 2026 Proxy Statement. Anthony J. M. Carlson was also entitled to a prorated bonus in connection with his service as a non-executive employee with TDS Telecom prior to his appointment as Array President and CEO.
Summary of Bonus Payments
The following shows information with respect to each NEO that received a bonus for 2025 performance (paid in 2026) from TDS, showing the amount of bonus awarded. The bonuses for 2025 performance for Mr. Anthony J. M. Carlson and Mr. Therivel were paid as described in the 2026 Array Proxy Statement. In accordance with the terms of the Company’s 2025 Executive Officer Bonus Program, in connection with his separation on July 1, 2025, James W. Butman received a bonus of $343,710, which equaled his target bonus pro-rated for his months of employment during 2025.
As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2025 was determined to be 99.8%. For Mr. Dixon, the overall percentage achieved by TDS Telecom with respect to total company performance for 2025 was determined to be 85.4%, which includes TDS Telecom performance results (90% of total performance) and a discretionary performance amount (10% of total performance). Certain amounts below are rounded.

		Formula	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon (4)	Joseph R. Hanley
a	2025 base salary		$850,000	$700,000	$690,200	$750,000	$548,500
b	Target bonus percentage		115%	80%	70%	90%	50%
c	Target bonus for 2025	a × b	$977,500	$560,000	$483,140	$393,750	$274,250
d	Percentage of 2025 target bonus based on company performance		N/A	80%	80%	80%	80%
e	Target bonus for company performance	c × d	—	$448,000	$386,512	$315,000	$219,400
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on 2025 company performance (1)	e × company performance %	—	$447,100	$385,700	$269,000	$219,000
g	Percentage of 2025 target bonus based on individual performance		N/A	20%	20%	20%	20%
h	Target bonus for individual performance	c x g	—	$112,000	$96,628	$78,750	$54,850
i	Discretionary bonus factor based on individual performance		N/A	140%	155%	140%	140%
j	Calculation of amount of discretionary bonus based on individual performance	h x i	—	$156,800	$149,800	$110,300	$76,800
k	Other bonus (2)		$939,900	—	$476,000	—	$270,200
l	Subtotal of amount reported under "Bonus" column	j + k	$939,900	$156,800	$625,800	$110,300	$347,000
m	Total bonus for 2025 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column) (3)	f + l	$939,900	$603,900	$1,011,500	$379,300	$566,000
n	Total percent of target bonus (5)	m / c	96%	108%	110%	96%	108%
(1)"Company performance" with respect to Mr. Dixon is based 90% on the performance of TDS Telecom and 10% on an assessment of TDS Telecom's performance by the TDS President and CEO. "Company performance" with respect to Ms. Villacrez and Mr. Hanley is based on the performance of TDS, which was determined 60% and 40% weighting for Array's bonus results of 111.2% and TDS Telecom bonus results of 82.6%, respectively.

(2)Unlike the TDS 2025 Executive Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the Chair and President and CEO of TDS (Walter C. D. Carlson) does not provide such specificity and provides that the entire amount of the bonus is discretionary and based on individual and company performance and other factors. Accordingly, the entire amount of the bonus for Walter C. D. Carlson is reported under "Other bonus" above and in the "Bonus" column within the Summary Compensation Table. The bonus for Walter C. D. Carlson reflects the CHRC's subjective judgment of the bonus that should be awarded based on company performance, individual performance, and other factors, including total cash compensation of base salary and bonus, as discussed below. The Company determined to pro-rate his actual bonus amount based on his time served as President and CEO in 2025.
Ms. Villacrez and Mr. Hanley were paid transaction bonuses in the amounts of $476,000 and $270,200, respectively, in recognition of their efforts and contributions to the sale of Array's wireless operations and select spectrum to T-Mobile.
(3)Amounts actually paid to the NEOs are rounded to the nearest $100 and may not tie to the sum of the amounts reflected in the table above or in the Summary Compensation Table due to such rounding.
(4)Mr. Dixon’s 2025 bonus target and earned bonus were prorated based on his June 9, 2025 hire date.
(5)The percentages reflected for Ms. Villacrez and Mr. Hanley exclude their transaction bonuses.
The individual performance bonus factor for Messrs. Dixon and Hanley and Ms. Villacrez was based on recommendation of the TDS President and CEO based on his subjective judgment of their personal achievements and performance in 2025.
Total Cash Compensation
The following shows information relating to total cash compensation in 2025 for the continuing NEOs compensated primarily by TDS:

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon	Joseph R. Hanley
Base Salary in 2025	$850,000	$700,000	$690,200	$750,000	$548,500
2025 Bonus Paid in 2026	$939,900	$603,900	$1,011,500	$379,300	$566,000
Total Cash Compensation in 2025	$1,789,900	$1,303,900	$1,701,700	$1,129,300	$1,114,500
The amount reported above as Base Salary represents the base salary paid to each NEO for 2025. The CHRC, based on its analysis and consultation with Compensation Strategies, believes that total target and cash compensation paid to TDS executive officers is in line with TDS' peers and that a greater proportion of the total cash compensation should be paid as salary and less should be paid as bonus compared to peers.
The CHRC bases its decisions on a subjective view of the appropriate cash compensation to be provided to the NEOs considering the following:
•Importance and performance of job responsibilities
•Financial performance of TDS and its subsidiaries
•Years of service with TDS, TDS Telecom and/or Array
•Compensation of officers at comparable companies with similar responsibilities
Long-Term Equity Compensation
Long-term equity compensation is intended to compensate executives for their contributions to long-term increases in shareholder value and serve as a retention tool. The CHRC determines long-term equity compensation awards to the NEOs (other than the President and CEO of Array whose equity awards are determined by the Array board of directors (prior to August 1, 2025, the Array Long-Term Incentive Compensation Committee)) under the TDS long-term incentive plans, which include restricted stock units, performance share units and bonus match units, as discussed below. Long-term equity is usually granted to all equity recipients at the same time each year (generally on the day before the TDS Annual Meeting), and the proximity of any awards to other significant events is coincidental. TDS may also make grants of equity awards during other times of the year as it deems appropriate. We do not time the release of material non-public information based on equity grant dates. All restricted stock unit, performance share unit and bonus match unit awards are expensed over the applicable vesting periods.
With respect to long-term compensation, TDS Human Resources prepares an analysis of long-term compensation which is presented to the CHRC who approves the long-term compensation of the NEOs in part considering such information. The CHRC also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies.

Long-term compensation awards for NEOs are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Restricted stock units and bonus match units generally vest over three years, and performance share unit awards are subject to performance goals with performance periods ranging from one to three years (in the case of performance periods of less than three years, followed by time-based vesting through the remainder of the restriction period), to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the CHRC long-term compensation in the form of performance share unit and restricted stock unit grants or otherwise for the executive officers other than himself.
2025 TDS Performance Share Units
The TDS Corporate performance share units granted in 2025 include a total shareholder return metric with a three-year performance period and two performance-based operating targets based on (i) Array's 2025 Performance Award Payout Percentage and (ii) TDS Telecom's 2025 Performance Award Payout Percentage, each with respect to a one-year performance period. Performance for the TDS Telecom financial-based performance share units is measured using three key performance metrics, as described below. All units subject to the 2025 TDS Corporate performance share units remain subject to time-based vesting following certification of Array and TDS Telecom one-year performance and will vest on December 31, 2027, if the executive remains employed until such date. The weightings of the Array and TDS Telecom portions of the TDS Corporate performance share unit awards remained consistent with the 2024 performance share unit plan of 32% for Array and 48% for TDS Telecom.
Performance against the goals established for each award is measured separately for each year's award. Information relating to prior awards was disclosed in previous proxy statements. The below describes the performance measures that are applicable to the 2025 awards and provides certain additional information regarding such awards. The performance measures established for executives of TDS differed from the performance measures established for executives of TDS Telecom.
With the pay-for-performance program, performance share unit awards are granted with a payout target opportunity in TDS Common Shares. The TDS Telecom performance share unit awards granted in 2025 include payouts that could be increased up to 150% of target or reduced to 0% based on achievement of the applicable performance metrics and the TDS Corporate performance share unit awards granted in 2025 include payouts that could be increased up to 168% of target or reduced to 32% based on achievement of the total shareholder return metric and Array's and TDS Telecom's 2025 Performance Award Payout Percentages.
Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.
TDS performance metrics and methodology for 2025 performance share unit awards

		Methodology during Performance Period	Performance Period	Min/Max Payout	Weighting
Array's 2025 Performance Award Payout Percentage	•	As certified by the Array board of directors following the Performance Period	One-Year	100% to 175% (1)	32%
TDS Telecom’s 2025 Performance Award Payout Percentage	•	As certified by the Compensation and Human Resources Committee following the Performance Period	One-Year	0% to 150%	48%
Relative Total Shareholder Return ("TSR")	•	Comparison of TDS to specified peer group from the beginning to the end of the performance period	Three-Year	0% to 200%	20%
	•	Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price
(1) As described below, the minimum payout percentage for the Array portion of the 2025 performance share unit awards was increased from 75% to 100% of target in accordance with the terms of the applicable award agreements.
TDS performance share unit peer group at December 31, 2025

American Tower Corp. ATN International, Inc. AT&T, Inc. Cable One, Inc. Charter Communications, Inc. Comcast Corp. Crown Castle International Corp.	EchoStar Corp. Frontier Communications Parent, Inc. Harmonic, Inc. IDT Corporation Iridium Communications, Inc. Lumen Technologies, Inc. Optimum Communications, Inc.	SBA Communications, Corp. Shenandoah Telecommunications Co. T-Mobile U.S. Inc. Uniti Group, Inc. Verizon Communications, Inc. ViaSat Inc. WideOpenWest, Inc.

See "Summary of 2025 Long-Term Equity Grants", and "2025 Grants of Plan-Based Awards Table", below for additional information regarding the TDS performance share unit awards granted to Walter C. D. Carlson, LeRoy T. Carlson, Jr., Vicki L. Villacrez, and Joseph R. Hanley during 2025. These grants were made utilizing the TDS performance structure. Mr. Butman and Mr. Dixon were granted performance share unit awards which utilized the TDS Telecom performance measures. See "TDS Telecom performance metrics and methodology for 2025 performance share unit awards", below. Mr. Anthony J. M. Carlson did not receive a TDS performance share unit grant because he was employed in a non-executive role with TDS Telecom at the time annual equity grants were made for 2025, but he was granted performance share units which utilized the TDS Telecom performance measures. Mr. Therivel did not receive a TDS performance share unit grant because he was employed by Array.
Performance on 2025 TDS Performance Share Units
As disclosed above, the performance period for two of the three metrics for the 2025 TDS performance share units ended on December 31, 2025 and performance attainment was certified by the CHRC on February 25, 2026. The certified attainment was 110.7% and 75.1% for the Array and TDS Telecom 2025 Performance Award Payout Percentages, respectively. The CHRC will approve final attainment for the TSR metric after the applicable three-year performance period has concluded. All units subject to the 2025 TDS performance share unit awards, including those for which performance already has been certified, remain subject to time-based vesting and will vest on December 31, 2027, if the executive remains employed until such date.
The table sets forth the certified attainment with respect to the 2025 performance share units granted to LeRoy T. Carlson, Jr., Walter C. D. Carlson, Vicki L. Villacrez, and Joseph R. Hanley.

Performance Measure(1)	1-Year Result	Target (100% Performance Attainment)(2)	Performance Attainment % Approved	Final Award(3)
Array's 2025 Performance Award Payout Percentage	110.7%	32,371	110.7%	35,945
TDS Telecom’s 2025 Performance Award Payout Percentage	75.1%	48,555	75.1%	36,575
Relative TSR(4)	(4)	(4)	(4)	(4)
Total Performance Share Units		80,926		72,520

Array's 2025 Performance Measures		1-Year Target	1-Year Results	Performance Attainment % Approved(5)
Previously Approved Array Payout		—%	—%	58.3%
2025 Tower Revenue		$115M	$118M	52.4%
Array's 2025 Performance Award Performance Attainment Percentage				110.7%

TDS Telecom 2025 Performance Measures		1-Year Target	1-Year Result(6)	Performance Attainment % Approved(6)
Total Revenue		$1,057M	$1,042M	23.2%
Adjusted EBITDA		$392M	$395M	51.9%
Broadband Net Additions		38,997	16,436	—%
TDS Telecom's 2025 Performance Award Performance Attainment Percentage				75.1%

(1)Array's 2025 Performance Award Payout Percentage, TDS Telecom's 2025 Performance Award Payout Percentage and the TSR performance measure are weighted 32%, 48% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equate to the final award amount reflected in the table.
(4)The units applicable to the TSR performance measure are excluded from the amounts in the above table. The TSR performance measure is weighted at 20% and has a 3-year performance period ending on December 31, 2027.

(5)On October 10, 2025, in connection with the Closing, Array's board of directors approved an adjustment to the 2025 performance share unit awards which took into account the approved pre-close certification attainment of 100%, in accordance with the terms of the applicable award agreement, and post-close attainment based on tower revenue. On February 25, 2026 the Array Board certified post-close attainment of 125.8% which reflects 2025 legacy Tower services revenue, excluding T-Mobile new Master Lease Agreement revenues, to align with Array's pay for performance philosophy and expectations for over attainment results post-close. The result of the pre-close attainment of 100% and post-close attainment of 125.8% resulted in an overall weighted performance attainment of 110.7%.
(6)In February 2026, the payout with respect to the Total Revenue and Adjusted EBITDA measures were adjusted in accordance with the terms of the plan for TDS Corporate assessments, bonus and performance share award expense accruals, and strategic alternative costs; actual results are further adjusted for the divestiture of the Colorado market in June 2025 by setting actuals equal to target for this divested market for the remainder of the performance period.
The following summarizes the aggregate adjustments on February 25, 2026 with respect to the Array 2025 Performance Award Payout and the TDS Telecom 2025 Performance Award Payout portions of the performance share unit awards granted during 2025 to the following NEOs:

	Target Award(1)	Performance Attainment above/(below) Target(1)(2)	Award As Adjusted for Performance(1)(2)
Walter C. D. Carlson	42,453	(4,407)	38,046
LeRoy T. Carlson, Jr.	17,689	(1,838)	15,851
Vicki L. Villacrez	13,022	(1,353)	11,669
Joseph R. Hanley	7,762	(808)	6,954
Total	80,926	(8,406)	72,520
(1)The units applicable to the TSR performance measures are excluded from amounts in the above table. The TSR, performance measure is weighted 20% and has a three-year performance period ending on December 31, 2027.
(2)Includes accumulated dividend equivalents.

Performance on 2024 TDS Performance Share Units
As previously disclosed, the performance period for one of the three metrics for the 2024 TDS performance share units ended on December 31, 2024 and performance attainment was certified by the CHRC on March 12, 2025. The certified attainment was 145.9% for the Array 2024 Performance Award Payout Percentage, which included an upward adjustment of 24.8% related to excluding a license impairment charge and reducing mid-band deployment versus plan in 2024. The metric based on TDS Telecom’s 2024 Performance Award Payout Percentage was certified by the CHRC on February 25, 2026 at 83.8% and the TSR metric has a three-year performance period that will conclude on December 31, 2026. The CHRC will approve final attainment for the TSR metric after the performance period has concluded. All units subject to the 2024 TDS performance share unit awards, including those for which performance already has been certified, remain subject to time-based vesting and will vest on the third annual anniversary of the grant date, if the executive remains employed until such date.
The table sets forth the certified attainment with respect to the 2024 performance share units granted to LeRoy T. Carlson, Jr., Vicki L. Villacrez, and Joseph R. Hanley.

Performance Measure(1)	Result as a Percentage of Target	Target (100% Performance Attainment)(2)	Performance Attainment % Approved	Final Award(3)
Array's 2024 Performance Award Payout Percentage	145.9%	78,507	145.9%	115,568
TDS Telecom’s 2024 Performance Award Payout Percentage	83.8%	117,760	83.8%	99,568
Relative TSR(4)	(4)	(4)	(4)	(4)
Total Performance Share Units		196,267		215,136

Array's 2024 Performance Measures		1-Year Target	1-Year Results	Performance Attainment % Approved(5)
Return on Capital		2.80%	2.10%	71.0%
Simple Free Cash Flow		$247M	$308M	74.9%
Array's 2024 Performance Award Performance Attainment Percentage				145.9%

TDS Telecom 2024 Performance Measures		2-Year Target	2-Year Results	Performance Attainment % Approved(6)
Total Revenue		$2,241M	$2,122M	18.4%
Adjusted EBITDA		$673M	$694M	65.4%
Broadband Net Additions		83,902	36,393	—%
TDS Telecom's 2024 Performance Award Performance Attainment Percentage				83.8%

(1)Array's 2024 Performance Award Payout Percentage, TDS Telecom's 2024 Performance Award Payout Percentage and the TSR performance measure are weighted 32%, 48% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equal the final award amount reflected in the table.
(4)The units applicable to the TSR performance measure are excluded from amounts in the above table. The TSR performance measure is weighted 20% and has a three-year performance period ending on December 31, 2026.
(5)The overall performance attainment includes an additional attainment of 24.8% for adjustments related to excluding a license impairment charge and reducing mid-band deployment versus plan in 2024 resulting in the 145.9% total weighted performance attainment disclosed in the above table.
(6)The overall performance attainment includes an additional attainment of 11.7% for adjustments related to Texas and Virginia divestitures in November 2024 and Colorado divestitures in June 2025 by setting actual achievements equal to target for these divested markets for the remainder of the plan performance period resulting in the 83.8% total weighted performance attainment disclosed in the above table.

The following summarizes the adjustment on March 12, 2025 with respect to the Array Performance Award Payout and the adjustment on February 25, 2026 with respect to the TDS Telecom 2024 Performance Award Payout portions of the performance share unit awards granted during 2024 to the following NEOs:

	Target Award(1)	Performance Attainment above/(below) Target(1)(2)	Award As Adjusted for Performance(1)(2)
LeRoy T. Carlson, Jr.	158,311	15,225	173,536
Vicki L. Villacrez	23,782	2,284	26,066
Joseph R. Hanley	14,174	1,360	15,534
Total	196,267	18,869	215,136

(1)The units applicable to the TSR performance measures are excluded from amounts in the above table. The TSR performance measure is weighted 20% and has a three-year performance period ending on December 31, 2026.
(2)Includes accumulated dividend equivalents.

Performance on 2023 TDS Performance Share Units Produced a 124.4% Payout
As previously disclosed, the performance period for certain metrics for the 2023 TDS performance share units ended on December 31, 2023 and the performance attainment was certified by the CHRC on February 19, 2024. The certified attainment was 119.0% for the Array's 2023 Performance Award Payout Percentage and 74.1% for the TDS Telecom's 2023 Performance Award Payout Percentage. The TSR metric had a three-year performance period that concluded on December 31, 2025. The CHRC approved final attainment for the TSR metric on February 25, 2026 at 200%, resulting in an overall certified attainment of 124.4% for the TDS' 2023 Performance Award Payout Percentage. The table below sets forth the certified attainment with respect to the 2023 TDS performance share units granted to LeRoy T. Carlson, Jr., Vicki L. Villacrez and Joseph R. Hanley.

Performance Measure(1)	Result as a Percentage of Target	Target (100% Performance Attainment)(2)	Performance Attainment % Approved	Final Award(3)
Array's 2023 Performance Award Payout Percentage	119.0%	362,429	119.0%	459,359
TDS Telecom’s 2024 Performance Award Payout Percentage	74.1%	155,328	74.1%	122,588
Relative TSR(4)	200.0%	129,439	200.0%	275,730
Total Performance Share Units		647,196	124.4%	857,677

Array's 2023 Performance Measures		1-Year Target	1-Year Results(4)	Performance Attainment % Approved(4)
Return on Capital		2.70%	2.89%	119.0%
Array's 2023 Performance Award Performance Attainment Percentage				119.0%

TDS Telecom 2023 Performance Measures		1-Year Target	1-Year Results	Performance Attainment % Approved
Total Revenue		$1,058M	$1,028M	42.9%
Adjusted EBITDA		$283M	$285M	31.2%
Return on Capital		2.0%	(16.20)%	—%
TDS Telecom's 2023 Performance Award Performance Attainment Percentage				74.1%

(1)Array's 2023 Performance Award Payout Percentage, TDS Telecom's 2023 Performance Award Payout Percentage and the TSR performance measure are weighted 56%, 24% and 20%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equal the final award amount reflected in the table.
(4)The 3.02% 1-year Return on Capital results would have provided a 132% payout based on the original targets set by the LTICC at the beginning of the performance period. However, due to a change in amortization expense not contemplated in the original targets, the LTICC adjusted the Return on Capital attainment to 2.89% resulting in a 119% payout.

The following summarizes the adjustments on February 19, 2024 for the Array and TDS Telecom metrics and the adjustment made on February 25, 2026 for the TSR metric of the performance share unit awards granted during 2023 to the following NEOs:

	Target Award	Payout above/(below) Target(1)	Total Award Payout
LeRoy T. Carlson, Jr.	537,765	174,902	712,667
Vicki L. Villacrez	65,557	21,317	86,874
Joseph R. Hanley	43,874	14,262	58,136
Total	647,196	210,481	857,677

(1)Includes accumulated dividend equivalents.

TDS Telecom Performance Share units
Performance for the financial-based performance share units granted to TDS Telecom executives is measured over a one-year time period using three key performance metrics: (i) Total Revenue; (ii) Adjusted EBITDA; and (iii) Broadband Net Additions weighted as 25%, 50% and 25%, respectively. All units subject to the 2025 TDS Telecom performance share units remain subject to time-based vesting following certification of performance and will vest on December 31, 2027, if the executive remains employed until such date. The 2025 TDS Telecom performance share units granted to former President and CEO of TDS Telecom, James W. Butman, were forfeited upon his retirement in July 2025. Kenneth S. Dixon and Anthony J. M. Carlson are subject solely to the TDS Telecom performance measures with respect to the performance share unit awards granted in 2025.
With this pay-for-performance program, each of the TDS Telecom participants was granted a performance share unit award with a payout target opportunity in TDS Common shares. Based on the achievement of key metrics, the payout can be reduced to 0% or increased up to 150% of target.
TDS Telecom performance metrics and methodology for 2025 performance share unit awards (January 1, 2025 through December 31, 2025 performance period).

		Methodology during Performance Period	Weighting
Total Revenue	•	One-year Operating Revenue in the performance period	25%
Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Accretion ("EBITDA")	•	One-year Adjusted EBITDA in the performance period	50%
Broadband Net Additions	•	One-year Broadband Net Additions in the performance period	25%
	•	Based on consumer and commercial subscribers added in the Expansion, ILEC and Cable markets (excludes CLEC)
See "Summary of 2025 Long-Term Equity Grants", and "2025 Grants of Plan-Based Awards Table", below for additional information regarding the TDS Telecom performance share unit awards granted to Kenneth S. Dixon and Anthony J. M. Carlson during 2025.

Performance on 2025 TDS Telecom Performance Share Units Produced a 75.1% Payout
The performance period for the 2025 TDS Telecom performance share units ended on December 31, 2025 and performance attainment was certified by the CHRC on February 25, 2026. The certified attainment was 75.1%. The table below sets forth the certified attainment with respect to the TDS Telecom performance share units granted to Kenneth S. Dixon and Anthony J. M. Carlson during 2025.

Performance Measure(1)	1-Year Target	1-Year Results	Target (100% Payout)(2)	Payout % Approved	Final Award(3)
Total Revenue(4)	$1,057M	$1,042M	3,802	92.8%	3,538
Adjusted EBITDA(4)	$392M	$395M	7,605	103.8%	7,919
Broadband Net Additions	38,997	16,436	3,802	—%	—
Total Performance Share Units			15,209	75.1%	11,457
(1)Total Revenue, Adjusted EBITDA and Broadband Net Additions performance measures are weighted 25%, 50% and 25%, respectively.
(2)Target amounts are original units at grant date and exclude accumulated dividend equivalents.
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equate to the final award amount reflected in the table.
(4)In February 2026, the CHRC determined to adjust the payout with respect to the Total Revenue and Adjusted EBITDA measures with respect to plan approved adjustments for TDS Corporate assessments, bonus and performance share award expense accruals, and strategic alternative costs; actual results were further adjusted for the divestiture of the Colorado market in June 2025 by setting actuals equal to target for this divested market for the remainder of the performance period. Absent these adjustments, payout with respect to the Total Revenue and Adjusted EBITDA measures would have been 22.8% and 50.4%, respectively. The Company incurred a $11,834 and and $1,179 modification expense related to the adjustments for Kenneth S. Dixon and Anthony J. M. Carlson, respectively, which will be reflected as additional compensation in the 2026 Summary Compensation Table.

The following summarizes the adjustment on February 25, 2026 of the performance share unit awards granted during 2025 to the following NEO:

	Target Award	Payout above/(below) Target(1)	Total Award Payout(1)
Kenneth S. Dixon	13,833	(3,412)	10,421
Anthony J. M. Carlson	1,376	(340)	1,036
Total	15,209	(3,752)	11,457

(1)Includes accumulated dividend equivalents.

Performance on 2024 TDS Telecom Performance Share Units Produced a 83.8% Payout
The performance period for the 2024 TDS Telecom performance share units ended on December 31, 2025 and performance attainment was certified by the CHRC on February 25, 2026. The certified attainment was 83.8%. The table below sets forth the certified attainment with respect to the TDS Telecom performance share units granted to James W. Butman during 2024.

Performance Measure(1)	2-Year Target	2-Year Results	Target (100% Payout)(2)	Payout % Approved	Final Award(3)
Total Revenue(4)	$2,241M	$2,122M	4,221	73.5%	3,130
Adjusted EBITDA(4)	$673M	$694M	8,444	130.9%	11,153
Broadband Net Additions	83,902	36,393	4,221	—%	—
Total Performance Share Units			16,886	83.8%	14,283

(1)Total Revenue, Adjusted EBITDA and Broadband Net Additions performance measures are weighted 25%, 50% and 25%, respectively.
(2)Target amounts are exclude accumulated dividend equivalents and are pro-rated. Pro-ration is due to Mr. Butman's retirement where pro-ration is pursuant to terms of the grant agreement. Such pro-ration is measured by a fraction, of which the numerator is the number of whole months of the Restriction Period during which Mr. Butman remained in continuous employment with the Company (12 months), and the denominator is the number of whole months of the Restriction Period (36 months).
(3)Includes accumulated dividend equivalents. As a result, the product of the target payout and approved payout percentage does not equate to the final award amount reflected in the table.

(4)In February 2026, the CHRC determined to adjust the payout with respect to the Total Revenue and Adjusted EBITDA measures with respect to Texas and Virginia divestitures in November 2024 and Colorado divestitures in June 2025 by setting actual achievements equal to target for these divested markets for the remainder of the plan performance period. Absent these adjustments, payout with respect to the Total Revenue and Adjusted EBITDA measures would have been 17.1% and 55.0%, respectively. The Company incurred a $90,816 modification expense in 2026 related to the adjustments for James W. Butman.
The following summarizes the adjustment on February 25, 2026 of the performance share unit awards granted during 2024 to James W. Butman:

	Target Award	Payout above/(below) Target(1)	Total Award Payout(1)(2)
James W. Butman	16,886	(2,603)	14,283

(1)Includes accumulated dividend equivalents.
(2)Represents adjustment for final approved payout and pro-ration of award due to Mr. Butman's retirement where pro-ration is pursuant to terms of the grant agreement. Such pro-ration is measured by a fraction, of which the numerator is the number of whole months of the Restriction Period during which Mr. Butman remained in continuous employment with the Company (12 months), and the denominator is the number of whole months of the Restriction Period (36 months).

Restricted Stock Units
Performance is also a factor in determining the number of shares subject to restricted stock unit awards made to the executive officers. A NEO receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year and based in part on the achievement of certain levels of individual performance in the immediately preceding year.
Executive officers do not automatically become entitled to restricted stock units as a result of the achievement of any corporate or individual performance levels. Although prior year performance is considered by the CHRC, the award of restricted stock units is entirely discretionary and a NEO has no right to any restricted stock units unless and until they are awarded.
The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). The restricted stock units granted in 2025 are earned, vested, and paid on a pro rata basis on the first, second, and third annual anniversaries of the grant date, subject to continued employment.
The total target long-term incentive value is determined by multiplying the officer's salary by a multiple. The multiple is determined considering the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data". The target value is adjusted for performance.
The following summarizes the TDS performance share unit and restricted stock unit grants made by the TDS CHRC on May 21, 2025 to the following NEOs (the amounts below may be rounded), except for Mr. Kenneth Dixon which was approved on June 9, 2025 commensurate with his start date.

Summary of 2025 Long-Term Equity Grants

		Formula	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Joseph R. Hanley	Kenneth S. Dixon (1)	James W. Butman
a	2025 Base Salary		$850,000	$700,000	$690,200	$548,500	$750,000	$763,800
b	Long-Term Incentive Target Multiple		353%	179%	160%	120%	428%	250%
c	Long-Term Incentive Target Value	a × b	$3,000,023	$1,250,074	$1,104,332	$658,204	$3,209,380	$1,909,524
d	PSUs Granted (2)	(c x %)/$ per unit	53,066	22,111	16,278	9,702	13,833	28,147
e	RSUs Granted (2)	(c × %)/$ per unit	35,715	14,883	16,434	9,795	77,914	28,416

(1)Mr. Kenneth Dixon's Long-Term Incentive Target Value includes his annual long-term equity grant value for 2025 of $984,380 which represents 13,833 performance share units and 13,959 restricted stock units plus an additional sign-on equity grant value of $2,225,000 consisting of 63,955 restricted stock units that cliff vest on the five-year anniversary of the grant date.
(2)The NEOs other than Walter C. D. Carlson and LeRoy T. Carlson, Jr., were granted a mix of performance share units (50%) and restricted stock units (50%) based on their target value. Walter C. D. Carlson and LeRoy T. Carlson, Jr. were granted a mix of performance share units (60%) and restricted stock units (40%) based on target value. For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated in 2025 for NEOs Walter C. D. Carlson and LeRoy T. Carlson, Jr. were performed using $33.92 per TDS performance share unit and $33.60 per TDS restricted stock unit, using the closing stock price on May 21, 2025 (in the case of the restricted stock units, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares). The actual number of PSUs and RSUs in the table above may not exactly equal the product of the dollar amounts and percentages described above due to rounding. With respect to Mr. Dixon's grants on June 9, 2025, $35.58 was used per TDS restricted stock unit under the annual equity grant and $34.79 per TDS restricted stock unit under the sign-on grant that cliff vests in 5 years.
Mr. Therivel participated in the Array long-term incentive plan, as described in the Array 2026 Proxy Statement.

2025 Management Transition
As previously disclosed, Walter C. D. Carlson was appointed President and CEO of TDS and LeRoy T. Carlson, Jr. assumed the role of TDS’ Vice Chair, in each case, effective February 1, 2025. Below is a summary of the compensation that they will receive in connection with these roles.
While serving as TDS President and Chief Executive Officer, Walter C. D. Carlson will be entitled to (i) an annual base salary of $850,000, (ii) eligibility for an annual cash bonus, with a 2025 target bonus opportunity equal to 115% of annual base salary, with the actual bonus amount to be determined by the CHRC in its sole discretion, (iii) eligibility to participate in TDS’ long-term incentive program, with a 2025 long-term incentive target opportunity equal to $3,000,000, delivered 60% in performance share units and 40% in restricted stock units, and subject to the same vesting schedules as TDS’ 2025 annual grants of long-term incentive awards to TDS’ other executive officers, and (iv) participate in TDS benefit plans and programs on the same basis as other similarly situated executive officers of TDS.
While serving as Vice Chair of TDS, LeRoy T. Carlson, Jr. will be entitled to (i) an annual base salary of $700,000, (ii) continued eligibility for an annual cash bonus, with a 2025 target bonus opportunity equal to 80% of annual base salary, with the actual bonus amount to be determined under the terms of the TDS 2025 Executive Officer Bonus Program, (iii) continued eligibility to participate in TDS’ long-term incentive program, with a 2025 long-term incentive target opportunity equal to $1,250,000, delivered 60% in performance share units and 40% in restricted stock units, and subject to the same vesting schedules as TDS’ 2025 annual grants of long-term incentive awards to TDS’ other executive officers, and (iv) continued participation in TDS benefit plans and programs on the same basis as other similarly situated executive officers of TDS.

Mr. Butman stepped down as President and CEO of TDS Telecom effective as of June 9, 2025, but remained with TDS Telecom as a Senior Advisor through July 1, 2025. In connection with Mr. Butman’s departure, he entered into a transition agreement which provided that Mr. Butman was entitled to receive a lump sum cash payment in the amount of $2,000,000 and title to his company vehicle. In addition, pursuant to the terms of the Company’s 2025 Executive Officer Bonus Program, Mr. Butman was also entitled to a prorated portion of his target annual bonus for 2025 in the amount of $343,710. Under the terms of the applicable award agreements, Mr. Butman's 2023 and 2024 TDS restricted stock units fully vested upon his retirement in 2025 and were paid out in February 2026 and Mr. Butman earned a pro-rata portion of the final approved payouts for his 2023 and 2024 TDS performance stock units where such pro-rata portion is measured by a fraction, of which the numerator is the number of whole months of the restriction period during which Mr. Butman remained in continuous employment with the Company, and the denominator is 36 (the number of whole months of the restriction period). The final adjusted pro-rata portion of Mr. Butman's 2023 and 2024 TDS performance stock units will be paid out to him on the original vest date under the terms of their respective award agreements. Mr. Butman's 2025 awards were forfeited upon his retirement per the terms of the applicable award agreements. Under the transition agreement, Mr. Butman is subject to post-termination confidentiality, non-disparagement and cooperation covenants.
In connection with Kenneth S. Dixon's appointment as President and Chief Executive Officer of TDS Telecom, Mr. Dixon and TDS Telecom entered into an offer letter (the “Dixon Offer Letter”), which provides that Kenneth S. Dixon will receive an annual base salary of $750,000 and will be eligible for an annual bonus, with a target bonus opportunity for 2025 equal to 90% of his base salary and pro-rated based upon his period of service as President and Chief Executive Officer of TDS Telecom during 2025. He will be eligible to participate in TDS' long-term incentive plan and his 2026 target multiple will be set at 225% of his base salary. Effective as of his June 9, 2025 start date, Mr. Dixon was granted 2025 annual equity grants with an aggregate grant date value of $984,373. This grant was allocated 50% to RSUs and 50% to PSUs, and consistent with the metrics, terms and other methodology utilized to make the 2025 annual equity grants to similarly situated executives of the Company. The RSUs will vest one-third on each annual anniversary of the grant date, subject to continued employment with the Company and its affiliates until such date. The PSUs, as adjusted for performance attainment, will vest on December 31, 2027, subject to continued employment with the Company and its affiliates until such date. Effective as of his June 9, 2025 start date, Mr. Dixon was granted an additional RSU award with a grant date value of $2,225,000 (the “Sign-On RSU Award”), which will cliff vest on the five-year anniversary of Mr. Dixon's start date, subject to continued employment with the Company and its affiliates until such date. Mr. Dixon was also entitled to relocation benefits, for which he must reimburse the Company if he voluntarily terminates his employment within 24 months of his relocation. In the event that Mr. Dixon's employment is involuntarily terminated by the Company and its affiliates without Cause (as defined in the Dixon Offer Letter) prior to the five-year anniversary of his start date, then a pro-rata portion of the Sign-On RSU Award will become vested, based on his period of employment during the five-year vesting period. In addition, in the event that Mr. Dixon’s employment is involuntarily terminated by the Company and its affiliates without Cause, Mr. Dixon will be entitled to a lump sum severance amount equal to his then current annual base salary, subject to his execution and non-revocation of a release of claims.
As previously disclosed, in 2024, Array entered into agreements for strategic transactions with each of T-Mobile US, Inc., Verizon Communications, Inc., New Cingular Wireless PCS, LLC (a subsidiary of AT&T Inc.), Nsight Spectrum, LLC and Nex-Tech Wireless, LLC. The transaction with T-Mobile closed on August 1, 2025 and constituted a change in control for purposes of the Therivel Letter Agreement. Effective upon the Closing, Mr. Therivel's employment with Array was terminated without cause. In connection with his separation and subject to his execution and non-revocation of a release of claims, Mr. Therivel was entitled to receive (i) in accordance with the terms of the letter agreement between Mr. Therivel and Array, entered into on June 1, 2020, as amended by an addendum dated May 17, 2023 (the "Therivel Letter Agreement"), a lump sum severance amount equal to his then current annual base salary; (ii) a prorated annual bonus for 2025 based on actual company performance; (iii) the cost of COBRA continuation coverage for one year; and (iv) outplacement services for one year. In connection with the Closing and in accordance with the Therivel Letter Agreement, the Chair of Array recommended, and the board of directors of Array approved, the accelerated vesting of one-third of the performance-based equity award granted to Mr. Therivel in connection with the commencement of his employment (the "Accomplishment Award") and the full accelerated vesting of Mr. Therivel’s remaining unvested equity awards, effective immediately prior to the Closing. The remaining two-thirds of the Accomplishment Award was forfeited. In addition, Mr. Therivel's company car was transferred to him in connection with the Closing. Pursuant to the Therivel Letter Agreement, Mr. Therivel is subject to one year post-termination non-competition and non-solicitation of employees and customers restrictive covenants. Mr. Therivel’s breach of any of the restrictive covenants would entitle Array to injunctive relief and the payment of any reasonable attorneys’ fees, in addition to any other remedies to which Array may be entitled.

In connection with Anthony J. M. Carlson’s appointment as President and Chief Executive Officer of Array, Anthony J. M. Carlson and Array entered into an offer letter, which provides that Anthony J. M. Carlson will receive an annual base salary of $400,000 and will be eligible for an Array annual bonus, with a target bonus opportunity for 2025 equal to 60% of his base salary and pro-rated based upon his period of service as President and Chief Executive Officer of Array during 2025. He will be eligible to participate in Array’s LTIP and his 2026 target multiple will be set at 140% of his base salary. Prior to his appointment as President and Chief Executive Officer of Array, Anthony J. M. Carlson was employed by TDS Telecom as Vice President. While employed by TDS Telecom, Anthony J. M. Carlson's annual base salary for 2025 was $233,400 and his target annual bonus was $116,700, prorated for his service with TDS Telecom from January 1, 2025 until November 16, 2025. In his TDS Telecom officer role, Anthony J. M. Carlson was granted a 2025 annual equity grant under the TDS LTIP with a grant date value of $116,734. This grant was allocated 60% to RSUs and 40% to PSUs, and consistent with the metrics, terms and other methodology utilized to make the 2025 annual equity grants to similarly situated employees of TDS Telecom. The RSUs will vest one-third on each annual anniversary of the grant date, subject to continued employment with the Company and its affiliates until such date. The PSUs, as adjusted for performance attainment, will vest on December 31, 2027, subject to continued employment with the Company and its affiliates until such date.
In addition to their annual 2025 bonus, Ms. Villacrez and Mr. Hanley received a separate award of $476,000 and $270,200, respectively, to recognize their efforts and contributions to the sale of Array's wireless operations and select spectrum to T-Mobile. These awards are noted in the "Bonus" column of the Summary Compensation Table.
Other Benefits and Plans Available to NEOs
The NEOs participate in certain other benefits and plans, as described below.
To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The CHRC believes that the NEOs must be offered a competitive compensation package, including benefits and plans. Benefits and plans are an important part of the mix of compensation but do not significantly affect decisions relating to other elements of annual or long-term compensation.
Deferred Salary and Bonus under Deferred Compensation Arrangements
Deferred Salary and/or Bonus Arrangements. The NEOs are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of Array, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
Deferred Bonus under Long-Term Incentive Plan ("LTIP"). In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the NEOs are also permitted to defer some or all of their bonuses pursuant to a LTIP. Deferred bonus is deemed invested in TDS Common Share Units under the TDS LTIP in the case of deferrals attributable to employment with TDS and in Array Common Share Units under the Array LTIP in the case of deferrals attributable to employment with Array. The NEOs who defer bonus into deferred compensation stock units also receive a company match from TDS (or from Array, in the case of the President and CEO of Array). The match from TDS equals the sum of (i) 25 percent of the deferred bonus which does not exceed one-half of the NEO's gross bonus for the year, and (ii) 33 percent of the deferred bonus which exceeds one-half of the NEO's gross bonus for the year. The deferred bonus and match under the Array LTIP are described in the Array 2026 Proxy Statement.

Array LTIP
Prior to his separation in August 2025, Mr. Therivel, as Array President and CEO, did not participate in the TDS LTIP. Instead, he participated in the Array LTIP. The Therivel Letter Agreement specified the terms of his initial equity awards and provided an anticipated minimum value of his annual equity awards. Mr. Therivel received a grant of equity awards under the Array LTIP in 2025. The Array LTIP is described in the Array 2026 Proxy Statement. Mr. Anthony J. M. Carlson, Jr. did not receive an annual equity grant under the Array LTIP in 2025.
SERP
TDS has a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan or other limitations. The SERP is unfunded. Participants are credited with interest on balances of the SERP. For 2025, the deferred balance was credited with an assumed rate of earnings on all amounts other than the contributions for that year equal to the yield on the Bloomberg Baa Corporate Total Return Index Value Unhedged USD for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2025 was set as of the last trading date of 2024 at 5.505399% per annum, based on the yield at such time.
A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20, or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount attributable to the SERP is included in the Table of Potential Payments upon Termination or Change in Control. The balance as of December 31, 2025 of the NEOs that participate in the SERP is set forth in the "Nonqualified Deferred Compensation" table below.
Perquisites
TDS provides limited perquisites to its officers. In addition, TDS has no formal plan, policy or procedure which entitles executive officers to any perquisites following termination or change in control. However, from time to time, TDS or its affiliates may enter into employment, retirement, severance or similar agreements that may provide for perquisites.
Impact of Accounting and Tax Treatments of Particular Forms of Compensation
The CHRC considers the accounting and tax treatments of particular forms of compensation, primarily to be informed and to confirm that Company personnel understand and recognize the appropriate accounting and tax treatments that will be required with respect to compensation. However, accounting and tax treatments do not significantly impact the CHRC's determinations of the appropriate compensation for TDS executive officers.
Clawback Policy
TDS believes it is prudent to create and maintain a culture that emphasizes integrity and accountability while reinforcing its pay-for-performance compensation philosophy. In August 2023, TDS adopted a policy to require the return, repayment or forfeiture of any erroneously awarded incentive compensation received by any current or former NEO in the event of certain financial restatements, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and corresponding New York Stock Exchange listing standards.
TDS Policy on Executive Stock Ownership
TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, the Vice Chair of TDS, the President and CEO of TDS Telecom, and the Executive Vice President and Chief Financial Officer of TDS are directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" and "Security Ownership of Certain Beneficial Owners and Management".

Prohibition of Derivative Trading, Hedging and Pledging of Shares and Insider Trading
TDS' has adopted an Insider Trading and Confidentiality policy that provides that the Board of Directors, officers and selected other persons that are subject to the earnings blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or Array, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The policy also governs the purchase, sale, and other dispositions of TDS’ securities by directors, officers, and employees of TDS and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. It is also our policy that the Company will not trade in Company securities in violation of insider trading laws, rules and regulations, and any applicable listing standards. A copy of the policy is filed as Exhibit 19 to TDS’ Form 10-K for the year ended 2025.
Compensation and Human Resources Committee Report
TDS' CHRC oversees TDS' compensation program on behalf of the Board of Directors. The CHRC has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TDS' Proxy Statement and the Company's Annual Report on Form 10-K for the year ended 2025.
This Compensation and Human Resources Committee Report is submitted by:

Kimberly D. Dixon, Chair	Christopher D. O'Leary	Wade Oosterman	Dirk S. Woessner
Risks from Compensation Policies and Practices
Based on its assessment in 2025, TDS does not believe that its compensation policies and practices risks are reasonably likely to have a material adverse effect on the Company or its financial statements or that any portion of its compensation policies and practices encourages excessive risk taking. TDS' compensation policies and practices have been developed over time with the assistance of Willis Towers Watson and Compensation Strategies.
TDS believes that its compensation programs do not encourage excessive risk taking for the following reasons:
•Our programs contain a mix of short and long-term compensation.
•Bonuses are not derived from a single component; individual and company performance components discourage risk taking.
•A portion of target long-term incentive compensation is restricted stock units which have value, unlike stock options which might be unexercisable due to stock price.
•Our performance share unit awards utilize multiple and diverse performance metrics to promote progress toward financial goals. Multiple diverse performance metrics discourage risk taking.
•TDS believes there is less risk related to compensation policies and practices for non-executive officers than executive officers.
In general, TDS believes that its risks are similar to those at other publicly traded companies. As a company engaged in fiber, wireline, cable and tower businesses, TDS also faces risks like other companies of comparable size and industry sector. TDS does not have any business units that have significantly different risk profiles (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS.

Compensation Tables
2025 Summary Compensation Table
The following table summarizes the compensation earned by the NEOs in 2025, and, to extent required by SEC disclosure rules, 2024 and 2023. The compensation actually realized by a NEO may be more or less than the amount reported in the below Summary Compensation Table depending on the performance of the TDS, and in the case of Anthony J. M. Carlson and Mr. Therivel, the Array, stock price and other factors.

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards (b)	Non-Equity Incentive Plan Compensation (c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Walter C. D. Carlson (1)(2)(3)
President and CEO of TDS	2025	$735,579	$939,900	$3,084,325	—	—	$7,740	$4,767,544

LeRoy T. Carlson, Jr. (1)(2)(3)
Vice Chair and Former President and CEO of TDS	2025	$787,864	$156,800	$5,553,040	$447,100	$1,776	$27,834	$6,974,414
	2024	$1,352,700	$1,381,100	$6,845,985	—	—	$31,710	$9,611,495
	2023	$1,352,700	$635,800	$7,654,987	—	$5,932	$28,097	$9,677,516
Vicki L. Villacrez (2)(3)
Executive Vice President and Chief Financial Officer of TDS	2025	$689,730	$625,800	$1,594,163	$385,700	$807	$92,928	$3,389,128
	2024	$680,000	$133,280	$1,244,710	$396,794	—	$92,043	$2,546,827
	2023	$585,100	$114,867	$936,336	$264,278	$2,403	$87,208	$1,990,192
Kenneth S. Dixon (2)(3)
President and CEO of TDS Telecom	2025	$392,308	$110,300	$3,209,367	$269,000	—	$131,667	$4,112,642

Anthony J. M. Carlson (2)(3)
President and CEO of Array	2025	$244,229	$73,559	$178,098	$66,441	—	$22,463	$584,790

Joseph R. Hanley (3)
Senior Vice President, Strategy and Corporate Development of TDS	2025	$548,127	$347,000	$981,036	$219,000	$738	$102,091	$2,197,992
	2024	$540,400	$75,656	$732,062	$225,239	—	$95,001	$1,668,358
	2023	$522,100	$76,874	$675,487	$176,867	$2,098	$89,245	$1,542,671

Laurent C. Therivel (3)
Former President and CEO of Array	2025	$590,698	—	$7,076,400	$653,230	$284	$992,421	$9,313,033
	2024	$901,866	$658,629	$5,210,668	$785,874	—	$99,911	$7,656,948
	2023	$866,882	$1,226,030	$8,028,781	$644,670	$339	$93,407	$10,860,109
James W. Butman (3)
Former President and CEO of TDS Telecom	2025	$444,081	—	$2,595,289	$343,710	$10,921	$2,094,379	$5,488,380
	2024	$741,600	$160,186	$2,192,723	$495,507	$13,573	$125,546	$3,729,135
	2023	$720,000	$255,830	$1,800,351	$458,784	$17,519	$91,943	$3,344,427

Explanation of Columns:
(a)Amounts reported in this column represent the discretionary portion of annual bonuses paid with respect to 2025. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (3) below to the above Summary Compensation Table. For 2025 bonuses paid in 2026, LeRoy T. Carlson, Jr. deferred 20% into TDS deferred compensation stock units.

(b)In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”), this represents the aggregate grant date fair value of stock awards granted to the NEOs. Assumptions made in the valuation of the stock awards in this column are described in TDS' financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2025. In addition, amounts reflected in this column for 2025 include modification charges incurred in connection with the adjustments approved in February 2025 by TDS' CHRC to the 2022 TDS performance share units with respect to a discretionary upward adjustment of 45% in recognition of the challenging and competitive industry dynamic in wireless, which led to the undertaking of a strategic review of Array, following which Array entered into strategic transactions with each of T-Mobile US, Inc., Verizon Communications, Inc., and New Cingular Wireless PCS, LLC (a subsidiary of AT&T Inc.), and to the 2022 TDS Telecom performance share units with respect to a discretionary upward adjustment of 40% related to the Return on Capital metric due to an adjustment for a 2023 loss on goodwill impairment, and in the case of Anthony J. M. Carlson and Mr. Therivel, the Array 2022 and 2024 performance share units with respect to a 16.0% and 24.8% discretionary increase to the awards' final payout, respectively, that was approved by the LTICC in February 2025. The amounts reflected for LeRoy T. Carlson, Jr., Ms. Villacrez and Messrs. Hanley and Butman for 2025 includes an aggregate modification charge of $4,261,503, $489,798, $322,812 and $685,709, respectively. The amounts reflected for Anthony J. M. Carlson and Mr. Therivel for 2025 includes an aggregate modification charge of $38,517 and $1,923,850, respectively.
The table below provides both the grant date fair value at target and at maximum for the 2025 performance share unit awards using TDS' May 21, 2025 grant date closing price of $33.92 for Walter C. D. Carlson, LeRoy T. Carlson, Jr., Ms. Villacrez, Anthony J. M. Carlson and Messrs. Hanley and Butman, TDS' June 9, 2025 grant date closing stock price of $35.58 for Mr. Dixon and and Array's March 3, 2025 grant date closing price of $65.61 for Mr. Therivel.

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon	Anthony J. M. Carlson	Joseph R. Hanley	Laurent C. Therivel	James W. Butman
Grant Date Value (100%)	$1,799,999	$750,005	$552,150	$492,178	$46,674	$329,092	$2,576,242	$954,746
Maximum Value *	$3,024,002	$1,259,992	$927,610	$738,267	$70,011	$552,862	$4,508,424	$1,432,119
* The performance share unit awards granted to LeRoy T. Carlson, Jr., Walter C. D. Carlson, Ms. Villacrez and Mr. Hanley have a maximum value of 168% of target, the performance share unit awards granted to Mr. Dixon, Anthony J. M. Carlson and Mr. Butman have a maximum value of 150% of target and the performance share unit awards granted to Mr. Therivel have a maximum value of 175% of target.
(c)    Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (3) below to the above Summary Compensation Table.
(d)Includes the portion of interest that exceeded 120% of the amount calculated utilizing the applicable federal rate (AFR) at the time the interest rate was set, if any. Each of the NEOs currently participates, formerly participated or will participate following satisfaction of minimum service requirements in a supplemental executive retirement plan or SERP. In addition, column (e) includes interest on deferred salary or bonus that exceeded 120% of the amount calculated utilizing the AFR, if any, as indicated in the below table.

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon	Anthony J. M. Carlson	Joseph R. Hanley	Laurent C. Therivel	James W. Butman
SERP	—	$1,776	$807	—	—	$738	$284	$1,374
TDS Deferred Salary and Bonus	—	—	—	—	—	—	—	$9,547
Total Excess Earnings	—	$1,776	$807	—	—	$738	$284	$10,921
(e)Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon	Anthony J. M. Carlson	Joseph R. Hanley	Laurent C. Therivel	James W. Butman
Non-Employee Director Fees	$7,740	—	—	—	—	—	—	—
Perquisites (if $10,000 or more):
Corporate automobile allowance, personal travel and executive physical expenses	$3,400	$14,534	$11,957	$6,667	$3,400	$18,791	$9,898	$11,079
Relocation Expense	—	—	—	$125,000	—	—	—	—
Total Perquisites if $10,000 or more	—	$14,534	$11,957	$131,667	—	$18,791	—	$11,079
Contributions to Benefit Plans:
TDSP	—	$13,300	$10,971	—	$7,614	$13,300	$13,300	$13,300
TDS Pension Plan	—	—	$47,351	—	$10,740	$32,150	—	—
SERP	—	—	$22,649	—	$4,109	$37,850	—	$70,000
Cash Severance Payments	—	—	—	—	—	—	$961,121	$2,000,000
Outplacement Services	—	—	—	—	—	—	$18,000	—
Total, including perquisites if $10,000 or more	$7,740	$27,834	$92,928	$131,667	$22,463	$102,091	$992,421	$2,094,379

Perquisites are valued based on the incremental cost to TDS or Array, as applicable. No amount is reported if the executive officer reimburses the cost to TDS or Array, as applicable.
For healthcare privacy reasons, the same executive physical expense has been allocated to each NEO, which reflects the maximum reimbursed under the plan to any NEO in 2025. The company vehicle program was discontinued on December 31, 2025, at which time company vehicle titles were transferred to the following NEOs: LeRoy T. Carlson, Vicki L. Villacrez, Kenneth S. Dixon, and Joseph R. Hanley. Company vehicle titles were transferred to Messrs. Butman and Therivel upon their separation. Walter C. D. Carlson and Anthony J. M. Carlson did not have a company vehicle. No amounts are reflected with respect to the Company vehicle titles that were transferred to the NEOs in connection with the discontinuation of the program, or in the case of Messrs. Butman and Therivel when separated, as there was no incremental expense to the Company associated with such transfers.
TDS and Array purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or Array if a named executive officer uses a ticket for personal purposes.
The $7,740 amount reported in this column for Walter C. D. Carlson for 2025 represent the fees paid to him for his service as a non-employee member of the Array board of directors prior to his appointment as an executive officer of TDS and Array pursuant to Array's non-employee director compensation program.
TDS and its participating subsidiaries make annual employer contributions to the TDS Tax-Deferred Savings Plan ("TDSP") and TDS Pension Plan for each eligible participant.
The SERP is a non-qualified defined contribution plan that is available only to board-approved officers.

Footnotes:
(1)Walter C. D. Carlson and LeRoy T. Carlson, Jr., each served as TDS' principal executive officer during 2025. Each also served as Chair of Array in 2025. Although both Walter C. D. Carlson and LeRoy T. Carlson, Jr. were officers of Array in 2025 in their capacity as Chair of Array while employed by TDS, they were each compensated by TDS in connection with services for TDS and TDS subsidiaries, including Array. A portion of their compensation expense incurred by TDS is allocated to Array by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to Array is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and Array. There is no identification or quantification of such compensation expense to Array, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by Array, Array does not obtain details of the components that make up this fee and Array does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by Array. Array discloses the amount of the management fee that it pays to TDS along with a description of the Intercompany Agreement in the 2026 Array Proxy Statement.
(2)Walter C. D. Carlson, Anthony J. M. Carlson, Kenneth S. Dixon, Joseph R. Hanley and Vicki L. Villacrez are also executive officers and/or directors of Array.
(3)The following summarizes the bonus amounts in the Summary Compensation Table for the named executive officers that were paid a bonus for 2025 performance, including the transaction bonuses paid to Ms. Villacrez and Mr. Hanley, $476,000 and $270,200, respectively, in connection with the Closing.

	Walter C. D. Carlson	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Kenneth S. Dixon	Anthony J. M. Carlson	Joseph R. Hanley	Laurent C. Therivel	James W. Butman
Total Bonus paid for 2025 Performance	$939,900	$603,900	$1,011,500	$379,300	$140,000	$566,000	$653,230	$343,710
Less amount reported as Non-Equity Incentive Plan Compensation	—	$447,100	$385,700	$269,000	$66,441	$219,000	$653,230	$343,710
Amount reported as Bonus for 2025	$939,900	$156,800	$625,800	$110,300	$73,559	$347,000	—	—
Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the Chair and President and CEO of TDS (Walter C. D. Carlson), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for Walter C. D. Carlson is reported under the "Bonus" column of the Summary Compensation Table.

2025 Grants of Plan-Based Awards Table

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		($)	($)	($)	#	#	#	#
					(a)	(b)	(c)
Walter C. D. Carlson
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							35,715	$1,200,095
TDS Performance Share Units	5/21/25				12,736	53,066	89,151		$1,799,999
Awards in AD Common Shares
AD Board of Director Compensation (3)	8/1/25							1,146	$84,231
LeRoy T. Carlson, Jr.
TDS Non-Equity Incentive Plan Awards (1)		$17,920	$448,000	$869,120
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							14,883	$500,099
TDS Deferred Compensation Stock Match Units for 2024 Bonus Paid in 2025 (4)	3/7/25							1,170	$41,433
TDS Performance Share Units	5/21/25				5,307	22,111	37,146		$750,005
Modification of 2022 TDS Performance Share Units (5)	2/21/25								$4,261,503
Vicki L. Villacrez
TDS Non-Equity Incentive Plan Awards (1)		$15,460	$386,512	$749,833
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							16,434	$552,215
TDS Performance Share Units	5/21/25				3,907	16,278	27,347		$552,150
Modification of 2022 TDS Performance Share Units (5)	2/21/25								$489,798
Kenneth S. Dixon
TDS Non-Equity Incentive Plan Awards (1)		$31,500	$315,000	$589,050
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	6/9/25							13,959	$492,195
TDS Restricted Stock Units (6)	6/9/25							63,955	$2,224,994
TDS Performance Share Units	6/9/25				1,729	13,833	20,750		$492,178
Anthony J. M. Carlson
TDS Non-Equity Incentive Plan Awards (1)		$9,336	$93,360	$174,583
Awards in AD Common Shares
AD Deferred Compensation Stock Match Units for 2024 Bonus paid in 2025 (4)	3/7/25							351	$22,847
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							2,085	$70,060
TDS Performance Share Units	5/21/25				172	1,376	2,064		$46,674
Modification of 2024 AD Performance Share Units (8)	2/19/25								$19,459
Modification of 2022 AD Performance Share Units (8)	2/19/25								$19,058
Joseph R. Hanley
TDS Non-Equity Incentive Plan Awards (1)		$8,776	$219,400	$425,636
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							9,795	$329,132
TDS Performance Share Units	5/21/25				2,328	9,702	16,299		$329,092
Modification of 2022 TDS Performance Share Units (5)	2/21/25								$322,812

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		($)	($)	($)	#	#	#	#
					(a)	(b)	(c)
Laurent C. Therivel
AD Non-Equity Incentive Plan Awards (7)		$22,682	$648,046	$1,195,645
Awards in AD Common Shares
AD Restricted Stock Units (9)	3/3/25							39,267	$2,576,308
AD Performance Share Units (9)	3/3/25				29,450	39,266	68,716		$2,576,242
Modification of 2024 AD Performance Share Units (8)	2/19/25								$1,140,134
Modification of 2022 AD Performance Share Units (8)	2/19/25								$783,716
James W. Butman
TDS Non-Equity Incentive Plan Awards (1)		$54,994	$549,936	$1,028,380
Awards in TDS Common Shares
TDS Restricted Stock Units (2)	5/21/25							28,416	$954,834
TDS Performance Share Units	5/21/25				3,518	28,147	42,221		$954,746
Modification of 2022 TDS Performance Share Units (5)	2/21/25								$685,709

Explanation of Columns:
(a)-(c)The amounts shown under these columns reflect the number of TDS Common Shares that may be earned by each TDS NEO as a result of the performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered to LeRoy T. Carlson, Jr., Walter C. D. Carlson, Mr. Hanley and Ms. Villacrez as a result of these performance share units will be determined by two performance-based operating targets based on Array's and Telecom's 2025 Performance Award Payout Percentages and a total shareholder return metric that will be measured over a three-year performance period running January 1, 2025 to December 31, 2027. In the case of Mr. Dixon and Anthony J. M. Carlson, the actual number of TDS Common Shares to be delivered as a result of the performance share units will be determined by the performance of TDS Telecom during a one-year performance period running January 1, 2025 through December 31, 2025, as measured against three performance criteria selected by the CHRC. To the extent earned, the 2025 performance share units will vest on December 31, 2027, subject to the NEO's continuous employment through such date. The TDS performance share units accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. See footnote (4) to this table for information on the performance share units granted to Laurent C. Therivel.

Footnotes:
(1)Represents amounts payable under the TDS Executive Officer Bonus Program or, with respect to Anthony J. M. Carlson, under the TDS Telecom Non-Executive Officer Bonus Program.
(2)These amounts represent TDS restricted stock units, one-third of which will become vested on each of the first, second and third annual anniversaries of the grant date, subject to the NEO's continuous employment through such date. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued.
(3)Represents Walter C. D. Carlson's Array director compensation in respect of his service on the Board from May 21, 2024 through January 31, 2025, which, pursuant to the terms of Array's director compensation plan, was granted in the form of 1,146 Array shares in connection with the Closing. The value of AD shares received is based on Array's August 1, 2025 closing stock price of $73.50.
(4)Represents the number of deferred compensation stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Anthony J. M. Carlson, represents the number of deferred compensation stock units in Array Common Shares. Dividends are not earned on TDS shares underlying deferred compensation stock match units until such units become vested. Array does not currently pay any regular dividends. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table under the "Stock Awards" column. See the "2025 Nonqualified Deferred Compensation" table below for information regarding deferred compensation stock units and dividend equivalents.
(5)The amount in this row represents the incremental fair value attributable to the modification of the 2022 TDS performance share units held by the NEO in February 2025, as previously disclosed.
(6)Represents TDS restricted stock units granted to Mr. Dixon pursuant to his offer letter acceptance as TDS Telecom's new CEO. The award is scheduled to vest in its entirety on June 9, 2030 subject to the NEO's continuous employment through such date.
(7)Represents amounts payable under the Array Annual Incentive Plan.
(8)Amounts in these rows represent incremental fair value attributable to the modification of the Array 2022 and 2024 performance share units held by the NEO in 2025, as previously disclosed.
(9)These amounts represent Array restricted stock units and performance share units which were granted on March 3, 2025. The restricted stock units were originally scheduled to become vested one-third on each of the first, second and third annual anniversaries of the grant date, and the performance share units were originally scheduled to become vested in their entirety on March 3, 2028, in each case subject to the NEO's continuous employment through such date (and in the case of the performance share units, subject to satisfaction of the performance measures at the threshold or higher level). Please see "Impact of Strategic Transactions and 2025 Management Transitions" in the Array proxy for a description of the treatment of the restricted stock units and performance share units held by Mr. Therivel in connection with the Closing and/or Mr. Therivel's separation from Array in 2025.

2025 Outstanding Equity Awards at Fiscal Year End

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end.

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Walter C. D. Carlson
Restricted Stock Unit Awards:
2025 TDS RSUs (1)	5/21/25					35,715	$1,464,315
Performance Share Units:
2025 TDS PSUs (2)	5/21/25					38,046	$1,559,886	10,646	$436,486
Total		—	—			73,761	$3,024,201	10,646	$436,486
LeRoy T. Carlson, Jr.
Options:
2021 TDS Options	5/19/21	104,390		$25.36	5/19/31
2020 TDS Options	5/21/20	77,100		$19.15	5/21/30
2019 TDS Options	5/22/19	33,624		$30.72	5/22/29
Restricted Stock Unit Awards and Bonus Match Units:
2025 TDS RSUs (1)	5/21/25					14,883	$610,203
2024 TDS RSUs (1)	6/11/24					90,269	$3,701,029
2023 TDS RSUs (1)	5/17/23					163,146	$6,688,986
TDS Bonus Match Units not vested	(3)					1,632	$66,925
Performance Share Units:
2025 TDS PSUs (2)	5/21/25					15,851	$649,891	4,435	$181,835
2024 TDS PSUs (4)	6/11/24					173,536	$7,114,976	39,934	$1,637,294
2023 TDS PSUs (1)	5/17/23					712,667	$29,219,347
Total		215,114	—			1,171,984	$48,051,357	44,369	$1,819,129
Vicki L. Villacrez
Restricted Stock Unit Awards:
2025 TDS RSUs (1)	5/21/25					16,434	$673,794
2024 TDS RSUs (1)	6/11/24					20,340	$833,940
2023 TDS RSUs (1)	5/17/23					29,833	$1,223,153
Performance Share Units:
2025 TDS PSUs (2)	5/21/25					11,669	$478,429	3,266	$133,906
2024 TDS PSUs (4)	6/11/24					26,066	$1,068,706	5,998	$245,918
2023 TDS PSUs (1)	5/17/23					86,874	$3,561,834
Total		—	—			191,216	$7,839,856	9,264	$379,824
Kenneth S. Dixon
Restricted Stock Unit Awards:
2025 TDS RSUs (1)	6/9/25					13,959	$572,319
2025 TDS RSUs (5)	6/9/25					63,955	$2,622,155
Performance Share Units:
2025 TDS PSUs (1)	6/9/25					10,421	$427,261
Total		—	—			88,335	$3,621,735	—	$—

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony J. M. Carlson
Restricted Stock Unit Awards:
2025 TDS RSUs (1)	5/21/25					2,085	$85,485
2024 AD RSUs (1)	3/4/24					1,170	$62,735
2023 AD RSUs (1)	4/3/23					1,016	$54,478
AD Bonus Match Units not vested	(3)					379	$20,322
Performance Share Units:
2025 TDS PSUs (1)	5/21/25					1,036	$42,476
2024 AD PSUs (1)	3/4/24					1,708	$91,583
2023 AD PSUs (1)	4/3/23					2,419	$129,707
Total		—	—			9,813	$486,786	—	$—
Joseph R. Hanley
Options:
2021 TDS Options	5/19/21	7,748		$25.36	5/19/31
2020 TDS Options	5/21/20	12,423		$19.15	5/21/30
Restricted Stock Unit Awards:
2025 TDS RSUs (1)	5/21/25					9,795	$401,595
2024 TDS RSUs (1)	6/11/24					12,124	$497,084
2023 TDS RSUs (1)	5/17/23					19,966	$818,606
Performance Share Units:
2025 TDS PSUs (2)	5/21/25					6,954	$285,114	1,946	$79,786
2024 TDS PSUs (4)	6/11/24					15,534	$636,894	3,576	$146,616
2023 TDS PSUs (1)	5/17/23					58,136	$2,383,576
Total		20,171	—			122,509	$5,022,869	5,522	$226,402
James W. Butman
Restricted Stock Unit Awards:
2024 TDS RSUs (1)	6/11/24					34,662	$1,421,142
2023 TDS RSUs (1)	5/17/23					57,362	$2,351,842
Performance Share Units:
2024 TDS PSUs (1)	6/11/24					14,283	$585,603
2023 TDS PSUs (1)	5/17/23					69,084	$2,832,444
Total		—	—			175,391	$7,191,031	—	$—

Explanation of Columns:
(a)With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2025 or $41.00 per share. With respect to Array awards, represents the market value of AD Common Shares underlying stock awards that had not vested as of December 31, 2025 or $53.62 per share.
(b)The number of shares included in column (b) above is the target number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.

Footnotes:
(1)With the exception of Mr. Butman, TDS and AD restricted stock units vest one-third each year on the anniversary of the grant date. Mr. Butman's TDS restricted stock units fully vested upon his retirement in 2025 and were settled in February 2026 in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.
The performance periods for LeRoy T. Carlson, Jr., Ms. Villacrez and Mr. Hanley's 2023 TDS performance share units, Mr. Dixon's and Anthony J. M. Carlson's 2025 TDS performance share units, Mr. Butman's 2023 and 2024 TDS performance units and Anthony J. M. Carlson's 2023 and 2024 AD performance share units have concluded, and these awards are scheduled to vest on May 17, 2026, June 11, 2027 and December 31, 2027 for the 2023, 2024 and 2025 TDS performance share units, respectively, and on April 3, 2026 and March 4, 2027 for the 2023 and 2024 AD performance share units, respectively. The number of shares included in the above table is the final approved award after adjustment for performance attainment for Mr. Dixon's and Anthony J. M. Carlson's 2025 TDS performance share units, Mr. Butman's 2023 and 2024 TDS performance units and Anthony J. M. Carlson's 2023 and 2024 AD performance share units.
(2)Such TDS performance share units will cliff vest December 31, 2027 subject to the achievement of threshold performance measures and continued employment though the vesting date. In the case of Walter C. D. Carlson, LeRoy T. Carlson, Jr., Ms. Villacrez and Mr. Hanley , performance is determined by Array's 2025 Performance Award Payout Percentage over a one-year performance period running January 1, 2025 to December 31, 2025, Telecom's 2025 Performance Award Payout Percentage over a one-year performance period running January 1, 2025 to December 31, 2025 and Relative Total Shareholder Return compared to a defined peer group over a three-year performance period running January 1, 2025 to December 31, 2027. The number of shares included in this row are the target number of shares if included under column (b), and otherwise are the final approved number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(3)Represents deferred compensation stock match units awarded to such NEO with respect to deferred bonus compensation. See "2025 Nonqualified Deferred Compensation Table" below. Represents the number of TDS Common Shares (or AD Common Shares if indicated) underlying deferred compensation stock match units that have not vested. Generally, one-third of the deferred compensation stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date. Accordingly, with respect to LeRoy T. Carlson, Jr., share units are scheduled to vest on each December 31, 2026 (1,234) and December 31, 2027 (398), and with respect to Anthony J. M. Carlson, share units are scheduled to vest on each December 31, 2026 (262) and December 31, 2027 (117). Upon separation from the Company, any company match earned prior to 2026 is fully vested for employees who are retirement eligible under the TDS Pension Plan. As of December 31, 2025, LeRoy T. Carlson, Jr. was retirement eligible, and Anthony J. M. Carlson was not retirement eligible, under the terms of the TDS Pension Plan.
(4)Such TDS performance share units will cliff vest 3 years from the grant date subject to the achievement of threshold performance measures and continued employment though the vesting date. In the case of LeRoy T. Carlson, Jr., Ms. Villacrez and Mr. Hanley, performance is determined by Array's 2024 Performance Award Payout Percentage over a one-year performance period running January 1, 2024 to December 31, 2024, Telecom's 2024 Performance Award Payout Percentage over a two-year performance period running January 1, 2024 to December 31, 2025 and Relative Total Shareholder Return compared to a defined peer group over a three-year performance period running January 1, 2024 to December 31, 2026. The number of shares included in this row are the target number of shares if included under column (b), and otherwise are the final approved number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(5)Represents TDS restricted stock units granted to Mr. Dixon pursuant to his offer letter acceptance as TDS Telecom's new CEO. The award is scheduled to vest in its entirety on June 9, 2030 subject to the NEO's continuous employment through such date.

2025 Option Exercises and Stock Vested

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2025. Kenneth S. Dixon did not exercise any stock options in 2025, nor did he hold any stock awards that vested in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Walter C.D. Carlson
Stock Awards Vested (Date of Vesting):
AD Board of Director Compensation (8/1/25)			1,146	$84,231
Total AD	—	—	1,146	$84,231
LeRoy T. Carlson, Jr.
TDS Options Exercised (Exercise Date):
2018 Options (8/12/25)	18,320	$228,104
2017 Options (8/12/25)	39,700	$411,336
2016 Options (8/12/25)	53,800	$468,119
2015 Options (3/7/25)	236,100	$1,449,654
TDS Stock Awards Vested (Date of Vesting):
2024 Restricted Stock Units (6/11/25)			45,135	$1,542,263
2023 Restricted Stock Units (5/17/25)			163,146	$5,698,690
2022 Restricted Stock Units (5/18/25)			165,214	$5,770,925
2022 Performance Share Units (2/21/25)			212,053	$8,049,532
TDS Bonus Match Units (12/31/25) (1)(2)			1,422	$58,313
Total TDS	347,920	$2,557,213	586,970	$21,119,723
Vicki L. Villacrez
TDS Options Exercised (Exercise Date):
2021 Options (8/15/25)	4,205	$55,332
2021 Options (8/13/25)	181	$2,447
2020 Options (8/13/25)	6,625	$130,717
2019 Options (8/13/25)	3,061	$24,980
2018 Options (8/13/25)	17,305	$228,094
2017 Options (8/13/25)	14,256	$158,110
2016 Options (8/13/25)	13,512	$127,429
2015 Options (5/6/25)	11,403	$54,392
TDS Stock Awards Vested (Date of Vesting):
2024 Restricted Stock Units (6/11/25)			10,170	$347,509
2023 Restricted Stock Units (5/17/25)			29,833	$1,042,067
2022 Restricted Stock Units (5/18/25)			28,883	$1,008,883
2022 Performance Share Units (2/21/25)			24,373	$925,199
Total TDS	70,548	$781,501	93,259	$3,323,658
Anthony J. M. Carlson
Stock Awards Vested (Date of Vesting):
2024 AD Restricted Stock Units (3/4/25)			585	$37,153
2023 AD Restricted Stock Units (4/3/25)			1,016	$69,809
2022 AD Restricted Stock Units (4/4/25)			1,780	$114,774
2022 AD Performance Share Units (4/4/25)			1,620	$104,458
AD Bonus Match Units (12/31/25)(1)			555	$29,760
Total AD	—	—	5,556	$355,954

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Joseph R. Hanley
TDS Options Exercised (Exercise Date):
2019 Options (8/18/25)	7,145	$52,562
2018 Options (8/18/25)	7,540	$93,319
2017 Options (8/18/25)	7,201	$74,073
2016 Options (8/18/25)	7,256	$62,594
2015 Options (2/28/25)	26,902	$184,010
TDS Stock Awards Vested (Date of Vesting):
2024 Restricted Stock Units (6/11/25)			6,062	$207,139
2023 Restricted Stock Units (5/17/25)			19,966	$697,412
2022 Restricted Stock Units (5/18/25)			19,033	$664,823
2022 Performance Share Units (2/21/25)			16,060	$609,638
Total TDS	56,044	$466,558	61,121	$2,179,012
Laurent C. Therivel
Stock Awards Vested (Date of Vesting):
2025 AD Restricted Stock Units (8/1/25)(3)			39,267	$2,886,125
2024 AD Restricted Stock Units (3/4/25)(3)			22,917	$1,455,459
2024 AD Restricted Stock Units (8/1/25)(3)			45,834	$3,368,799
2023 AD Restricted Stock Units (8/1/25)			38,190	$2,806,965
2023 AD Restricted Stock Units (4/3/25)			38,190	$2,624,035
2022 AD Restricted Stock Units (4/4/25)			73,248	$4,723,031
2020 AD Restricted Stock Units (8/1/25)			72,510	$5,329,485
2025 AD Performance Share Units (8/1/25)(3)			39,266	$2,886,051
2024 AD Performance Share Units (8/1/25)(3)			100,307	$7,372,565
2023 AD Performance Share Units (8/1/25)			136,338	$10,020,843
2022 AD Performance Share Units (4/4/25)			66,656	$4,297,979
2020 AD Performance Share Units (8/1/25)			48,340	$3,552,990
AD Bonus Match Units (8/1/25)(1)			1,612	$118,482
Total AD	—	—	722,675	$51,442,809
James W. Butman
TDS Options Exercised (Exercise Date):
2021 Options (8/21/25)	26,470	$365,045
2020 Options (8/20/25)	25,962	$518,890
2020 Options (8/19/25)	15,000	$298,481
2019 Options (8/28/25)	17,259	$161,567
2018 Options (8/27/25)	24,047	$332,202
2018 Options (8/26/25)	23,681	$319,050
2018 Options (8/25/25)	15,475	$206,169
2018 Options (8/22/25)	10,520	$140,191
2017 Options (8/27/25)	60,835	$736,450
2016 Options (8/28/25)	54,100	$573,492
TDS Stock Awards Vested (Date of Vesting):
2024 Restricted Stock Units (6/11/25)			17,331	$592,200
2023 Restricted Stock Units (5/17/25)			57,362	$2,003,655
2022 Restricted Stock Units (5/18/25)			45,498	$1,589,245
2022 Performance Share Units (2/21/25)			45,168	$1,714,577
Total TDS	273,349	$3,651,537	165,359	$5,899,677

Footnotes:
(1)Pursuant to the TDS LTIP (or the Array LTIP in the case of deferred compensation stock units granted under that plan), the company-match deferred compensation stock units relating to deferred bonus generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $41.00 (or the closing price of AD Common Shares of $53.62 for AD deferred compensation stock units) on December 31, 2025, the last trading day of 2025. See "2025 Nonqualified Deferred Compensation Table" below. Any unvested company match units become fully vested upon separation from the Company for employees who are retirement eligible at the time of their separation. LeRoy T. Carlson, Jr. qualifies as retirement eligible under the TDS deferred compensation stock match program. As of December 31, 2025, Anthony J. M. Carlson was not retirement eligible under the Array deferred compensation stock match program. On August 1, 2025, Mr. Therivel's unvested company match deferred compensation stock units fully vested in connection with the Closing. The stock price used to calculate Mr. Therivel's value realized on vesting was the closing price of AD Common Shares of $73.50 on August 1, 2025.
(2)Amounts reported with respect to vested TDS deferred compensation stock units include the value of any credited dividend equivalents. Array does not currently pay regular dividends.
(3)In connection with the Closing, and in accordance with the applicable award agreements Mr. Therivel's 2024 and 2025 performance share unit, and restricted stock unit, awards were cash-settled (at 100% performance attainment with respect to the 2024 and 2025 performance share unit awards).
Pension Benefits
TDS and Array executive officers are covered by the TDSP and the Pension Plan, each of which is a tax-qualified defined contribution plan, and the SERP, which is a non-qualified defined contribution plan. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation. Neither Walter C. D. Carlson nor Kenneth S. Dixon participated in any nonqualified deferred compensation plan in 2025.

2025 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
LeRoy T. Carlson, Jr.
SERP (1)
Total Interest			$58,667
Balance at year end					$1,102,541
Bonus Deferral and Company Match into TDS Phantom Shares (2)
Deferral of 2024 bonus paid in 2025 - 4,682 TDS Shares	$165,732
Company Match for 2024 bonus paid in 2025 - 1,170 TDS Shares		$41,433
Dividend Equivalents of 213 TDS Shares			$8,726
Changes in value in 2025			$375,405
Distribution of 14,602 TDS Shares in 2025				$(485,677)
Accumulated Balance at Year End:
55,961 vested TDS Shares					$2,294,401
1,632 unvested TDS Shares					$66,912
Aggregate Total (4)	$165,732	$41,433	$442,798	$(485,677)	$3,463,854
Vicki L. Villacrez
SERP (1)
Company Contribution		$22,649
Total Interest			$26,654
Balance at year end					$523,568
Aggregate Total (4)	—	$22,649	$26,654	—	$523,568

2025 Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Anthony J. M. Carlson
SERP (1)
Company Contribution		$4,109
Balance at year end					$4,109
Bonus Deferral and Company Match into AD Phantom Shares (2)
Deferral of 2024 bonus paid in 2025 - 1,053 AD Shares	$68,540
Company Match for 2024 bonus paid in 2025 - 351 AD Shares		$22,847
Changes in value in 2025			$89,313
Accumulated Balance at Year End:
9,132 AD Vested Shares (3)					$489,658
379 AD Unvested Shares (3)					$20,322
Aggregate Total (4)	$68,540	$26,956	$89,313	—	$514,089
Joseph R. Hanley
SERP (1)
Company Contribution		$37,850
Total Interest			$24,394
Balance at year end					$496,290
Aggregate Total (4)	—	$37,850	$24,394	—	$496,290
Laurent C. Therivel
SERP (1)
Total Interest			$9,370
Balance at year end					$176,089
Bonus Deferral and Company Match into AD Phantom Shares (2)
Changes in value in 2025			$191,832
Distribution of 13,162 AD Shares in 2025				$(825,521)
Accumulated Balance at Year End:
19,667 AD Vested Shares (3)					$1,054,545
Aggregate Total (4)	—	—	$201,202	$(825,521)	$1,230,634
James W. Butman
SERP (1)
Company Contribution		$70,000
Total Interest			$45,382
Balance at year end					$922,872
Compensation deferred into Interest Account in prior year (5)
Total Interest			$178,647
Distributions in 2025				$(90,845)
Balance at year end					$2,996,901
Aggregate Total (4)	—	$70,000	$224,029	$(90,845)	$3,919,773

Footnotes:
(1)Each of the NEOs participate or formerly participated or will participate following satisfaction of minimum service requirements in the SERP. LeRoy T. Carlson, Jr. did not receive a SERP contribution with respect to 2025 because, based on the terms of the TDS Pension Plan and SERP, he is deemed to be fully funded and thus no longer eligible for ongoing contributions to such plans. Under the SERP, the deferred balance was credited in 2025 with an assumed rate of earnings on all amounts other than the contributions for 2025 equal to the yield on the Bloomberg Baa Corporate total Return Index Value Unhedged USD for the last trading date of 2024 as quoted by Standard & Poor's. The interest rate under the SERP for 2025 was set as of the last trading date of 2024 at 5.505399% per annum, based on the yield on ten year BAA rated industrial bonds at such time.
(2)The amounts represent deferrals of annual bonus under deferred compensation stock unit deferral arrangements.
(3)The number of shares reported in this row reflects the impact of the equitable adjustment of outstanding Array equity awards in connection with the special dividend paid in respect of Array common shares in connection with the Closing.
(4)The following is a summary of the amount of the above year-end total deferred compensation balances which has been included in the compensation reported in the Summary Compensation Table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Anthony J. M. Carlson	Joseph R. Hanley	Laurent C. Therivel	James W. Butman
Aggregate Deferred Balances 12/31/24 (includes amounts reported as compensation in years prior to 2024)	$3,299,568	$474,265	$329,280	$434,046	$1,854,953	$3,716,589
Net amount reported in above table for 2025 (includes amounts reported as compensation in 2025)	$164,286	$49,303	$184,809	$62,244	$(624,319)	$203,184
Aggregate Deferred Balances 12/31/25	$3,463,854	$523,568	$514,089	$496,290	$1,230,634	$3,919,773
(5)Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of Array, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. Distributions to Mr. Butman began in 2025.
Potential Payments upon Termination or Change in Control
TDS does not have any plans or policies that provide for severance or other compensation or benefits to the NEOs upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship.
The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events.

Ken Dixon Offer Letter
Under the terms of the Dixon Offer Letter, in the event that Mr. Dixon's employment is involuntarily terminated by the Company and its affiliates without Cause prior to the five-year anniversary of his start date, then a pro-rata portion of the Sign-On RSU Award will become vested, based on his period of employment during the five-year vesting period ($217,628, based on the closing stock price on December 31, 2025). In addition, in the event that Mr. Dixon’s employment is involuntarily terminated by the Company and its affiliates without Cause, Mr. Dixon will be entitled to a lump sum severance amount equal to his then current annual base salary, subject to his execution and non-revocation of a release of claims ($750,000).
Therivel Letter Agreement
As described above, effective upon the Closing of the T-Mobile transaction on August 1, 2025, Mr. Therivel's employment was terminated without cause. In connection with his separation and subject to his execution and non-revocation of a release of claims, Mr. Therivel was entitled to receive (i) in accordance with the terms of the Therivel Letter Agreement, a lump sum severance amount equal to his then current annual base salary ($930,300); (ii) a prorated annual bonus for 2025 based on actual performance ($653,230); (iii) the cost of COBRA continuation coverage for one year (estimated cost of $30,821); and (iv) outplacement services for one year (estimated cost of $18,000). In connection with the Closing and in accordance with the Therivel Letter Agreement, the Chair of Array recommended, and the board of directors of Array approved, the accelerated vesting of one-third of his Accomplishment Award and the full accelerated vesting of Mr. Therivel’s remaining unvested equity awards, effective immediately prior to the Closing ($38,342,304 based on the closing stock price as of August 1, 2025). The remaining two-thirds of the Accomplishment Award was forfeited. In addition, Mr. Therivel's company car was transferred to him in connection with the Closing. Pursuant to the Therivel Letter Agreement, Mr. Therivel is subject to one year post-termination non-competition and non-solicitation of employees and customers restrictive covenants. Mr. Therivel’s breach of any of the restrictive covenants would entitle Array to injunctive relief and the payment of any reasonable attorneys’ fees, in addition to any other remedies to which Array may be entitled.
Butman Transition Agreement
In connection with Mr. Butman’s retirement, he entered into a transition agreement which provided that Mr. Butman was entitled to receive a lump sum cash payment in the amount of $2,000,000 and title to his company vehicle. In addition, pursuant to the terms of the Company’s 2025 Executive Officer Bonus Program, Mr. Butman was also entitled to a prorated portion of his target annual bonus for 2025 in the amount of $343,710. Under the terms of the applicable award agreements, Mr. Butman's 2023 and 2024 TDS restricted stock units fully vested upon his retirement in 2025 subject to U.S. Code § 409A and were paid out in February 2026 ($4,242,306 based on the closing stock price on February 3, 2026) and Mr. Butman earned a pro-rata portion of the final approved payouts for his 2023 and 2024 TDS performance stock units where such pro-rata portion is measured by a fraction, of which the numerator is the number of whole months of the restriction period during which Mr. Butman remained in continuous employment with the Company, and the denominator is 36 (the number of whole months of the restriction period). The final adjusted pro-rata portion of Mr. Butman's 2023 and 2024 TDS performance stock units will be paid out to him on the original vest date under the terms of their respective award agreements ($3,418,047 based on the closing stock price on December 31, 2025). Mr. Butman's 2025 awards were forfeited upon his retirement per the terms of the applicable award agreements. Under the transition agreement, Mr. Butman is subject to post-termination confidentiality, non-disparagement and cooperation covenants.
Table of Potential Payments upon Termination or Change in Control
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, or a change in control or a change in the NEO's responsibilities.
The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2025. The following describes triggering events ("Triggering Events") under the TDS LTIP:
TDS LTIP:  Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability, (ii) death, (iii) a Change in Control, and (iv) a qualified retirement.
Additional payments also may become due for the performance share units in the event of death, a qualified disability or a qualified retirement during the restriction period, in which case, the officer will receive a pro-rata payout following the restriction period based upon actual performance achievement. In the event of a change in control, payout will be made following the restriction period to officers who remain employed through the end of the restriction period based upon the greater of target and actual performance achievement, provided that in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause during the restriction period, payout to the officer will vest and generally be accelerated.
The triggering events for Array awards are described in the 2026 Array Proxy Statement.

2025 Table of Potential Payments upon Termination or Change in Control

Name	Early Vesting of Stock Awards	Other	Total
	(a)
Walter C. D. Carlson
Unvested TDS Restricted Stock Unit Awards for 35,715 TDS Common Shares	$1,464,315		$1,464,315
Unvested TDS Performance Share Unit Awards for 53,231 TDS Common Shares (1)	$2,182,471		$2,182,471
Aggregate Totals	$3,646,786	—	$3,646,786
LeRoy T. Carlson, Jr.
Unvested TDS Restricted Stock Unit Awards and TDS Bonus Match Units for 269,930 TDS Common Shares	$11,067,130		$11,067,130
Unvested TDS Performance Share Unit Awards for 948,315 TDS Common Shares (1)	$38,880,915		$38,880,915
Aggregate Totals	$49,948,045	—	$49,948,045
Vicki L. Villacrez
Unvested TDS Restricted Stock Unit Awards for 66,607 TDS Common Shares	$2,730,887		$2,730,887
Unvested TDS Performance Share Unit Awards for 135,265 TDS Common Shares (1)	$5,545,865		$5,545,865
Aggregate Totals	$8,276,752	—	$8,276,752
Kenneth S. Dixon
One Year of Current Salary as Severance (2)		$750,000	$750,000
Unvested TDS Restricted Stock Unit Awards for 77,914 TDS Common Shares	$3,194,474		$3,194,474
Unvested TDS Performance Share Unit Awards for 13,875 TDS Common Shares (1)	$568,875		$568,875
Aggregate Totals	$3,763,349	$750,000	$4,513,349
Anthony J. M. Carlson
Unvested TDS Restricted Stock Unit Awards for 2,085 TDS Common Shares	$85,485		$85,485
Unvested AD Restricted Stock Unit Awards and AD Bonus Match Units for 2,565 AD Common Shares	$137,535		$137,535
Unvested TDS Performance Share Unit Awards for 1,379 TDS Common Shares (1)	$56,539		$56,539
Unvested AD Performance Share Unit Awards for 4,127 AD Common Shares (3)	$221,290		$221,290
Aggregate Totals	$500,849	—	$500,849
Joseph R. Hanley
Unvested TDS Restricted Stock Unit Awards for 41,885 TDS Common Shares	$1,717,285		$1,717,285
Unvested TDS Performance Share Unit Awards for 86,976 TDS Common Shares (1)	$3,566,016		$3,566,016
Aggregate Totals	$5,283,301	—	$5,283,301

Explanation of Columns:
(a) Represents the maximum potential value of accelerated restricted stock units, performance share units and any bonus match units assuming that a Triggering Event took place on December 31, 2025 and that the price per share of the registrant's securities was $41.00 (for the NEOs other than Anthony J. M. Carlson), and $53.62 (for Anthony J. M. Carlson), the closing market price of TDS Common Shares and Array Common Shares, respectively, as of December 31, 2025, the last trading day of 2025.

Footnotes:
(1)Represents the maximum number of unvested TDS performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2025 and (ii) the target achievement level. The above table reflects LeRoy T. Carlson, Jr., Walter C. D. Carlson, Ms. Villacrez, Anthony J. M. Carlson and Mr. Hanley's 2025 performance share units (based on TDS performance), and Mr. Dixon's 2025 performance share units (based on TDS Telecom performance), at the target amounts since target exceeded actual achievement through December 31, 2025. The above table reflects LeRoy T. Carlson, Jr., Ms. Villacrez and Mr. Hanley's 2023 and 2024 performance share units (based on TDS performance) at the actual achievement since actual achievement exceeded target through December 31, 2025.
(2)Under the terms of the Dixon Offer Letter, in the event that Mr. Dixon’s employment is involuntarily terminated by the Company and its affiliates without Cause, Mr. Dixon will be entitled to a lump sum severance amount equal to his then current annual base salary, subject to his execution and non-revocation of a release of claims ($750,000).
(3)Represents unvested Array performance share units. The above table reflects Anthony J. M. Carlson's 2023 and 2024 performance share units at the actual achievement since actual achievement exceeded target through December 31, 2025.

CEO Pay Ratio
We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that build value over the long-term for our shareholders. We are committed to internal pay equity, and the CHRC monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CHRC reviewed a comparison of our CEO's annual total compensation in fiscal year 2025 to that of all other Company employees for the same period.
Our calculation includes all active employees as of December 31, 2025.
We identified our median employee (the "Median Employee") by calculating the annualized salary/wages for each of our active employees as of December 31, 2025; ranking the annual salaries and wages of all employees except for the President and CEO from lowest to highest; and then identifying the Median Employee. The annualized salary/wages of the Median Employee was then adjusted to the extent necessary so that is determined on the same basis as the compensation of the President and CEO in the Summary Compensation Table.
The annualized total compensation for fiscal year 2025 for Walter C. D. Carlson, our President and CEO as of December 31, 2025, was $4,875,439, which differs from the amount reported in the "Total" column of the 2025 Summary Compensation Table due to the annualization of his compensation to reflect his appointment as President and CEO on February 1, 2025, as discussed further below. The annualized total compensation for the Median Employee was $75,496. The resulting ratio of Mr. Carlson's pay to the pay of our Median Employee for fiscal year 2025 is 64.6 to 1.
As Walter C. D. Carlson was appointed President and CEO effective February 1, 2025, for purposes of the pay ratio calculation his base salary and bonus were annualized for 12 months of service. We did not annualize the grant date fair values of his 2025 equity awards as these amounts were not affected by his partial year of service as President and CEO. We also excluded the value of compensation paid to Mr. Carlson for his service as a member of the Array board of directors prior to his appointment as Chair of Array.

Pay Versus Performance

	Summary Compensation Table Total for Walter C. D. Carlson (2)	Compensation Actually Paid to Walter C. D. Carlson (3)	Summary Compensation Table Total for LeRoy T. Carlson, Jr. (2)	Compensation Actually Paid to LeRoy T. Carlson, Jr. (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based On (4):		Net Income (Loss)	Return on Capital (6)
Year (1)							Total Shareholder Return	Peer Group Total Shareholder Return (5)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	(%)
2025	$4,767,544	$5,228,137	$6,974,414	$15,100,392	$4,180,994	$4,418,717	$260.75	$123.65	$20,242,108	1.1%
2024	N/A	N/A	$9,611,495	$38,902,395	$3,900,317	$10,628,855	$216.01	$115.57	$(26,480,692)	3.7%
2023	N/A	N/A	$9,677,516	$24,429,347	$4,434,350	$8,670,292	$114.27	$89.10	$(487,287,212)	(1.7)%
2022	N/A	N/A	$8,929,740	$237,089	$2,694,344	$(117,463)	$61.34	$86.09	$71,656,249	1.8%
2021	N/A	N/A	$9,616,139	$7,034,857	$3,284,862	$4,231,000	$112.09	$91.34	$188,119,059	4.0%
(1)The Principal Executive Officer ("PEO") and NEOs for the applicable years were as follows:
•2025: Walter C. D. Carlson assumed the role of PEO on February 1, 2025, LeRoy T. Carlson, Jr. served as the PEO during 2025 through January 31, 2025. Amounts disclosed in the table above for Walter C. D. Carlson and LeRoy T. Carlson, Jr. includes their total compensation for the full year 2025. The Company's other NEOs for 2025 were: Vicki L. Villacrez, Kenneth S. Dixon, Anthony J. M. Carlson, Joseph R. Hanley, Laurent C. Therivel and James W. Butman.
•2024 and 2023: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2024 and 2023 and the Company's other NEOs were: Laurent C. Therivel, Vicki L. Villacrez, James W. Butman and Joseph R. Hanley.
•2022: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2022 and the Company's other NEOs were: Laurent C. Therivel, Vicki L. Villacrez, James W. Butman, Joseph R. Hanley and Peter L. Sereda.
•2021: LeRoy T. Carlson, Jr. served as the Company's PEO for the entirety of 2021 and the Company's other NEOs were: Laurent C. Therivel, James W. Butman, Peter L. Sereda and Kurt B. Thaus.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Walter C. D. Carlson and LeRoy T. Carlson, Jr. and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs reported for the applicable year other than the PEO for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Walter C. D. Carlson and LeRoy T. Carlson, Jr., and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in TDS' common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of the component companies of the Dow Jones U.S. Telecommunications Index.
(6)The CHRC uses Return on Capital as our Company selected metric, which is calculated as earnings before interest, adjusted for income tax impacts (which for 2025 used a standardized tax rate due to non-recurring activity related to the Closing), divided by the sum of total debt, right of use lease liabilities, and total equity. This metric was one of the metrics originally applicable to the 2025 PSU awards granted to Walter C. D. Carlson, LeRoy T. Carlson, Jr., Vicki L. Villacrez and Joseph R. Hanley.

Compensation Actually Paid Adjustments (a)

Year	Summary Compensation Table Total	(Minus) Grant Date Fair Value of Awards Granted in Fiscal Year	Plus Fiscal Year-End Fair Value of Outstanding and Unvested Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Year	Plus Vesting Date Fair Value of Awards Granted and Vested During Fiscal Year	Plus/(Minus) Change in Fair Value of Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	Equals Compensation Actually Paid
Walter C. D. Carlson
2025	$4,767,544	$(3,084,325)	$3,460,687	—	$84,231	—	$5,228,137
LeRoy T. Carlson, Jr.
2025	$6,974,414	$(5,553,040)	$1,474,090	$7,073,813	$4,469,288	$661,827	$15,100,392
Other NEO's (Average)
2025	$4,180,994	$(2,605,726)	$971,745	$478,480	$1,550,671	$(157,447)	$4,418,717
(a)The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes.

The following graphs illustrate the relationship between pay and performance, as calculated per the SEC disclosure rules.

Most important financial measures
The following is a list of financial performance measures, which in the Company's assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025. Please see the Compensation Discussion & Analysis for further information regarding these measures and how they were used in the 2025 executive compensation program, including the Officer Annual Incentive Plan and the 2025 performance share units.
•Return on Capital
•Total Operating Revenues
•Adjusted EBITDA

2025 Director Compensation

Name (a)	Fees Earned (b)	Stock Awards (c)	All Other Compensation (d)	Total
Letitia G. Carlson, M.D.	$111,000	$120,029	$107	$231,136
Prudence E. Carlson	$111,000	$120,029	$107	$231,136
Walter C. D. Carlson	$13,820	$83,865	$107	$97,792
Kimberly D. Dixon	$162,600	$120,029	$107	$282,736
Christopher D. O'Leary	$192,800	$120,029	$107	$312,936
George W. Off	$153,000	$120,029	$107	$273,136
Wade Oosterman	$154,750	$120,029	$107	$274,886
Napoleon B. Rutledge, Jr. (e)	$134,250	$56,564	$116	$190,930
Dirk S. Woessner	$131,500	$120,034	$107	$251,641

Explanation of Columns:
(a)Includes only directors who were not employees of TDS or its subsidiaries during 2025. Effective February 1, 2025, Walter C. D. Carlson was appointed President and CEO, and did not receive any additional compensation for his service on the board following such appointment. The compensation paid to Walter C. D. Carlson for his service as President and CEO in 2025 is reflected in the 2025 Summary Compensation Table.
(b)Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2025, including annual retainer fees, committee and/or chairperson fees, and meeting or activity fees.
(c)The amounts in this column represent the aggregate grant date fair value of the annual stock awards in 2025. Pursuant to the terms of the director compensation plan in effect at that time, each non-employee director received an annual stock award on May 22, 2025. Based on the closing price of $33.83 of a TDS Common Share on May 22, 2025, a total of 3,548 shares were issued to each non-employee director at that time, except Mr. Rutledge who joined the Board in December 2024 and Mr. Woessner whose share amount was reduced for non-resident tax withholding. Walter C. D. Carlson, who was no longer a non-employee director effective February 1, 2025, was issued 2,479 TDS shares in respect of his service on the Board from May 22, 2024 through January 31, 2025.
(d)Represents the dollar value of insurance premiums paid by TDS during the fiscal year with respect to $100,000 of life insurance.
(e)Mr. Rutledge joined the board in December 2024. Amount reported includes a 2024 life insurance catchup of $9.
Narrative Disclosure to Director Compensation Table
Each director who is not an employee of TDS, Array, TDS Telecom or any other subsidiary of TDS ("non-employee director") is entitled to receive the following compensation. All compensation of non-employee directors is approved by the full Board of Directors.

Compensation Element	Compensation
Annual Cash Retainer	$110,000, Chair of the Board (if Non-Employee) $90,000, Other Non-Employee Directors $25,000, Lead Independent Director
Annual Equity Retainer	$120,000, paid in the form of TDS Common Shares based on closing stock price of TDS Common Shares on the date of the Annual Meeting
Board and Committee Meeting Fees - Audit, CHRC, CGNC	$1,750 per meeting
Annual Committee Retainer Fees	$22,000, Chair of Audit Committee $11,000, Audit Committee $20,000, Chair of CHRC $10,000, CHRC $10,000, Chair of CGNC $5,000, CGNC
Under the Directors' Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all Board of Directors and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.
Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other Board of Directors or company related matters.

The Directors' Plan provides that the Board of Directors has the authority without further shareholder approval to amend the Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors' Plan may not exceed the number previously approved by shareholders.
In addition to amounts payable under the Directors' Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.
None of the non-employee directors had stock or option awards outstanding at December 31, 2025.

TDS Compensation and Human Resources Committee Interlocks and Insider Participation

The CHRC, comprised of Kimberly D. Dixon, Christopher D. O'Leary, Wade Oosterman and Dirk S. Woessner, has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by Array or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. Members of the Committee are independent and none of the members was, during 2025, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.
Equity compensation for executive officers who are employees of Array is approved by Array's full Board of Directors. The annual cash compensation of Array's President and CEO, Anthony J. M. Carlson, is approved by Walter C. D. Carlson, the Chair of Array. Walter C. D. Carlson, LeRoy T. Carlson, Jr., Kenneth S. Dixon, Joseph R. Hanley and Vicki L. Villacrez are executive officers of TDS and directors of Array. Walter C. D. Carlson and Vicki L. Villacrez are executive officers of Array and directors of TDS.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2025.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,556,399	$24.07	7,080,132
Equity compensation plans not approved by security holders	—	—	—
TOTAL	3,556,399	$24.07	7,080,132

(a)Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested deferred compensation stock units. Performance share awards are included at the final approved performance attainments for those performance metrics whose performance periods concluded on or before December 31, 2025, and at target for those performance metrics whose performance periods are still in progress.
(b)Only options were used in computing the weighted-average exercise price.

Footnotes:
(1)This includes the following plans that have been approved by TDS shareholders:

Plan - TDS Common Shares	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2022 LTIP	3,234,986	6,656,719	9,891,705
2020 LTIP	219,073	—	219,073
2011 LTIP	63,223	—	63,223
2004 LTIP	39,117	—	39,117
Non-Employee Director Compensation Plan	—	423,413	423,413
TOTAL	3,556,399	7,080,132	10,636,531
The above is based on information as of December 31, 2025 and does not reflect any changes or additions after that date.
See Note 19—Stock-Based Compensation, in the notes to the consolidated financial statements for the year ended December 31, 2025 for additional information related to equity compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
On March 2, 2026, TDS had outstanding and entitled to vote 106,299,754 Common Shares, par value $.01 per share (excluding 19,395,194 Shares held by TDS), and 7,541,139 Series A Common Shares, par value $.01 per share (collectively representing a total of 113,840,893 shares of common stock).
In matters other than the election of directors, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 75,411,390 votes at March 2, 2026 with respect to matters other than the election of directors. The total voting power of the Common Shares was 57,552,388 votes at March 2, 2026 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 132,963,778 votes at March 2, 2026 with respect to matters other than the election of directors.
The table includes shares underlying options that are currently exercisable or exercisable within 60 days after March 2, 2026, restricted stock units or any performance share awards that become vested within 60 days after March 2, 2026 and vested deferred compensation stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or deferred compensation stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.
Security Ownership of Management—The following table sets forth as of March 2, 2026, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the named executive officers and by all directors, and executive officers as a group. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Walter C. D. Carlson, Letitia G. Carlson, M.D., Prudence E. Carlson and Anthony J. M. Carlson(3)	Common Shares	6,303,389	5.9%	5.5%	2.6%
	Series A Common Shares	7,212,626	95.6%	6.3%	54.2%
Anthony J. M. Carlson(4)(5)(6)	Common Shares	32,123	*	*	*
LeRoy T. Carlson, Jr.(4)(5)(6)	Common Shares	1,317,809	1.2%	1.2%	*
	Series A Common Shares	42,808	*	*	*
Walter C. D. Carlson(4)(5)(6)	Common Shares	221,524	*	*	*
	Series A Common Shares	28,870	*	*	*
Letitia G. Carlson, M.D.(4)(5)	Common Shares	192,668	*	*	*
	Series A Common Shares	28,527	*	*	*
Prudence E. Carlson(4)(5)	Common Shares	311,367	*	*	*
	Series A Common Shares	218,063	2.9%	*	1.6%
Kenneth S. Dixon(6)	Common Shares	—	—	—	—
Kimberly D. Dixon	Common Shares	42,798	*	*	*
Joseph R. Hanley(6)	Common Shares	80,644	*	*	*
Christopher D. O'Leary	Common Shares	45,183	*	*	*
George W. Off	Common Shares	75,902	*	*	*
Wade Oosterman	Common Shares	39,318	*	*	*
Napoleon B. Rutledge, Jr.	Common Shares	1,672	—	—	—
Vicki L. Villacrez(6)	Common Shares	454	*	*	*
Dirk S. Woessner	Common Shares	12,567	*	*	*
All directors and executive officers as a group (15 persons)(6)	Common Shares	8,677,418	8.1%	7.6%	3.5%
	Series A Common Shares	7,530,894	99.9%	6.6%	56.6%

* Less than 1%
(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Walter C. D. Carlson, Prudence E. Carlson, Letitia G. Carlson, M.D and Anthony J. M. Carlson. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.
(4)Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: Walter C. D. Carlson (2,091,413), LeRoy T. Carlson, Jr. (1,813,205), Letitia G. Carlson, M.D. (1,920,771), Prudence E. Carlson (1,634,941), Anthony J. M. Carlson (71,328).
Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (369,222).
(5)Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: Walter C. D. Carlson (2,448,041) LeRoy T. Carlson, Jr. (1,979,110), Letitia G. Carlson, M.D. (2,100,597), Prudence E. Carlson (1,950,005), Anthony J. M. Carlson (77,368).
Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (24,566), Prudence E. Carlson (100,000).

(6)Includes the following number of Common Shares that may be acquired pursuant to stock options, restricted stock units and/or performance share units which are currently vested or will vest within 60 days after March 2, 2026: Walter C. D. Carlson, -0- Common Shares; LeRoy T. Carlson, Jr., 215,114 Common Shares; Vicki L. Villacrez, -0- Common Shares; Joseph R. Hanley, 20,171 Common Shares; Kenneth Dixon, -0- Common Shares; Anthony J. M. Carlson -0- Common Shares, all other executive officers as a group, and all directors and executive officers as a group, 235,285 Common Shares. Includes the following number of Common Shares underlying vested deferred compensation stock units: LeRoy T. Carlson, Jr., 55,961 Common Shares; all other executive officers as a group, -0- Common Shares; and all directors and executive officers as a group, 55,961 Common Shares.
Security Ownership by Certain Beneficial Owners
In addition to persons listed in the preceding table, the following table sets forth as of March 2, 2026 or the latest practicable date, except to the extent indicated otherwise in the footnotes, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2025 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between year-end and March 2, 2026.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	14,766,736	13.9%	13.0%	6.0%
Third Point LLC 55 Hudson Yards New York, NY 10001(4)	Common Shares	6,000,000	5.6%	5.3%	2.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(5)	Common Shares	11,375,121	10.7%	10.0%	4.6%

(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)Based on the most recent Schedule 13G (Amendment No. 18) filed with the SEC on April 28, 2025, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 14,584,034 Common Shares, and sole investment authority with respect to an aggregate of 14,766,736 Common Shares.
(4)Based on the most recent Schedule 13G filed with the SEC on December 26, 2024, Third Point LLC reports shared voting with respect to 6,000,000 Common shares and sole investment authority with respect to 6,000,000 Common Shares.
(5)Based on the most recent Schedule 13G (Amendment No. 12) filed with the SEC on January 30, 2026, The Vanguard Group reports shared voting power with respect to 783,720 Common Shares and shared investment authority with respect to 11,375,121 Common Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.
Sidley Austin LLP, performs legal services for TDS, Array and their subsidiaries. Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, is the President and Chief Executive Officer and Chair of the Board and member of the Board of Directors of TDS and a director of Array. Mr. Carlson was Senior Counsel at Sidley Austin LLP from January 1, 2023, to January 31, 2025, and previously was a Partner at Sidley Austin LLP for more than 30 years. John P. Kelsh, the General Counsel and/or an Assistant Secretary of TDS and certain subsidiaries of TDS is a partner at Sidley Austin LLP. TDS, Array and their subsidiaries incurred legal expenses from Sidley Austin LLP of $14 million in 2025.
The Audit Committee of the Board of Directors is generally responsible for the review and evaluation of all related person transactions, as such term is defined by the rules of the SEC, except to the extent that the Board of Directors authorizes another committee to review specific related person transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the CHRC.
Other than as described above, TDS has no policies or procedures relating to approval of transactions required to be reported under Item 404(b) of Regulation S-K and TDS does not maintain any written document evidencing such policies in that regard. Other than as described above, there were no transactions between the Company and any Related Person since January 1, 2025, of the type or amount required to be disclosed under the applicable SEC rules.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING
We expect to hold the 2027 annual meeting on or around May 20, 2027, at a time and location to be announced later. The Board of Directors may change this date in its discretion.
Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2027 Annual Meeting must be received by TDS' Corporate Secretary at TDS' principal executive offices not later than December 9, 2026.
In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2027 Annual Meeting (other than proposals submitted pursuant to SEC Rule 14a-8), must be received by TDS' Corporate Secretary at TDS' principal executive offices not earlier than December 9, 2026 and not later than the close of business on January 8, 2027 for consideration at the 2027 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.
Pursuant to TDS’ Bylaws, nominations by a shareholder for election to the TDS Board of Directors, must be received by TDS’ Corporate Secretary at TDS’ principal executive offices not earlier than December 9, 2026 and not later than the close of business on January 8, 2027 for consideration at the 2027 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than TDS’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
OTHER MATTERS
The Board of Directors has no knowledge of any other proposals that may be properly presented at the Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the Board of Directors for the 2026 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. If the meeting is adjourned or postponed, the proxies can vote such shares at the adjournment or postponement.

SOLICITATION OF PROXIES
Proxies are being solicited by your Board of Directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS Board of Directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $15,000 plus reimbursement of out-of-pocket expenses.

FINANCIAL AND OTHER INFORMATION
We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, telephone (312) 630-1900.
In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders or a proxy statement to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS
It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2026 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors
Elsa Ansani
Vice President — Internal Audit and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

Appendix A

Amendment to Article VII of the Restated Certificate of Incorporation of Telephone and Data Systems, Inc. (deletions are shown as strikethrough and additions are underlined)
To the fullest extent permitted by the DGCL or any other applicable law presently or hereafter in effect, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty owed to the Corporation or its shareholders; provided that this provision shall not relieve a director or officer from liability (a) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for transactions from which the director or officer derives an improper personal benefit. This Article VII shall not relieve a director from liability ~~or (d)~~ under Section 174 of the DGCL. This Article shall not apply to acts or omissions occurring prior to its effectiveness. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

TDS®

VOTE

Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Votes submitted electronically must be received by May 20, 2026 at 11:59 p.m. Central Time. Internet voting for shares underlying held in your 401(k) Plan be received by 1:00 a.m. Central Time on May 19, 2026.

Online

Go to www.investorvote.com/TDS or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/TDS

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card – Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - K. D. Dixon	☐	☐
02 - C. D. O'Leary	☐	☐
03 - W. Oosterman	☐	☐
04 - D. S. Woessner	☐	☐

Proposal	For	Against	Abstain
2. Ratify accountants for 2026	☐	☐	☐
3. Approval of an amendment to the Company's Restated Certificate of Incorporation to provide for exculpation of officers	☐	☐	☐
4. Advisory vote to approve executive compensation	☐	☐	☐

5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended

B Authorized Signatures — This section must be completed for your vote be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

43AV

0495SD

The 2025 Annual Report and 2026 Proxy Statement are available at tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Annual Meeting of Shareholders
May 21, 2026 9:00 a.m. Central Time
This proxy for Common Shares is solicited by the Board of Directors

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2026 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc. to be held on Thursday, May 21, 2026, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. If "401K" is indicated next to the share amount on the reverse side, this is a ballot for instructing The Northern Trust Company, the trustee of the 401(k) Plan ("Trustee") how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 18, 2026, in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m. Central Time May 19, 2026. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instruction, except as otherwise provided in accordance with applicable law or the 401(k) Plan's governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted in the same proportion as the shares for which timely completed instructions are received unless otherwise directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants.

(Continued and to be signed on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

VOTE

Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Votes submitted electronically must be received by May 20, 2026 at 11:59 p.m. Central Time.

Online
Go to **www.investorvote.com/TDS** or scan the QR code — login details are located in the shaded bar below.

**Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/TDS**

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card – Series A Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - L. T. Carlson, Jr.	☐	☐	02 - L. G. Carlson	☐	☐	03 - P. E. Carlson	☐	☐
04 - W. C. D. Carlson	☐	☐	05 - K. S. Dixon	☐	☐	06- G. W. Off	☐	☐
07 - N. B. Rutledge, Jr.	☐	☐	08 - V. L. Villacrez	☐	☐			

	For	Against	Abstain
2. Ratify accountants for 2026	☐	☐	☐
3. Approval of an amendment to the Company's Restated Certificate of Incorporation to provide for exculpation of officers	☐	☐	☐
4. Advisory vote to approve executive compensation	☐	☐	☐

5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended.

1 U P X

0495XD

The 2025 Annual Report and 2026 Proxy Statement are available at tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held May 21, 2026

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2026 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc. to be held on Thursday, May 21, 2026, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.

(Continued and to be signed on Reverse Side)

B Authorized Signatures — This section must be completed for your vote be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.